================================================================================



                                 [-----------],
                                    Depositor


                                 [-----------],
                                    Servicer


                                       and

                                 [-----------],
                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of [___________]



                           ---------------------------

                 [First Franklin Mortgage Loan Trust 2005-FFH4]

                  [Asset-Backed Certificates, Series 2005-FFH4]

                                               TABLE OF CONTENTS




                                                   ARTICLE I

                                                  DEFINITIONS
   SECTION 1.01           Defined Terms........................................................................
   SECTION 1.02           Accounting...........................................................................
   SECTION 1.03           Allocation of Certain Interest Shortfalls............................................
   SECTION 1.04           Rights of the NIMS Insurer...........................................................

                                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
   SECTION 2.01           Conveyance of Mortgage Loans.........................................................
   SECTION 2.02           Acceptance by Trustee................................................................
   SECTION 2.03           Repurchase or Substitution of Mortgage Loans by the Sponsor..........................
   SECTION 2.04           Intentionally Omitted................................................................
   SECTION 2.05           Representations, Warranties and Covenants of the Servicer............................
   SECTION 2.06           Representations and Warranties of the Depositor......................................
   SECTION 2.07           Issuance of Certificates.............................................................
   SECTION 2.08           Conveyance of Subsequent Mortgage Loans..............................................
   SECTION 2.09           Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 3, REMIC
                          4, REMIC 5, REMIC 6 and REMIC 7 by the Trustee; Issuance of Certificates.............
   SECTION 2.10           Purposes and Powers of the Trust.....................................................

                                                  ARTICLE III

                               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
   SECTION 3.01           Servicer to Act as Servicer..........................................................
   SECTION 3.02           Sub-Servicing Agreements Between Servicer and Sub-Servicers..........................
   SECTION 3.03           Successor Sub-Servicers..............................................................
   SECTION 3.04           Liability of the Servicer............................................................
   SECTION 3.05           No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the
                          Trustee or Certificateholders........................................................
   SECTION 3.06           Assumption or Termination of Sub-Servicing Agreements by Trustee.....................
   SECTION 3.07           Collection of Certain Mortgage Loan Payments.........................................
   SECTION 3.08           Sub-Servicing Accounts...............................................................
   SECTION 3.09           Collection of Taxes, Assessments and Similar Items; Escrow Accounts..................
   SECTION 3.10           Collection Account and Distribution Account..........................................
   SECTION 3.11           Withdrawals from the Collection Account and Distribution Account.....................
   SECTION 3.12           Investment of Funds in the Collection Account, the Distribution Account, the
                          Pre-Funding Accounts and the Interest Coverage Accounts..............................
   SECTION 3.13           [Reserved]...........................................................................
   SECTION 3.14           Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.......
   SECTION 3.15           Enforcement of Due-On-Sale Clauses; Assumption Agreements............................
   SECTION 3.16           Realization Upon Defaulted Mortgage Loans............................................
   SECTION 3.17           Trustee to Cooperate; Release of Mortgage Files......................................
   SECTION 3.18           Servicing Compensation...............................................................
   SECTION 3.19           Reports to the Trustee; Collection Account Statements................................
   SECTION 3.20           Statement as to Compliance...........................................................
   SECTION 3.21           Assessments of Compliance and Attestation Reports....................................
   SECTION 3.22           Intention of the Parties and Interpretation..........................................
   SECTION 3.23           Access to Certain Documentation; Filing of Reports by Trustee........................
   SECTION 3.24           Title, Management and Disposition of REO Property....................................
   SECTION 3.25           Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.............
   SECTION 3.26           [Reserved]...........................................................................
   SECTION 3.27           Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments........
   SECTION 3.28           [Reserved]...........................................................................
   SECTION 3.29           [Reserved]...........................................................................
   SECTION 3.30           Advance Facility.....................................................................

                                                   ARTICLE IV

                                                 FLOW OF FUNDS
   SECTION 4.01           Distributions........................................................................
   SECTION 4.02           [Reserved]...........................................................................
   SECTION 4.03           Statements...........................................................................
   SECTION 4.04           Remittance Reports; Advances.........................................................
   SECTION 4.05           Pre-Funding Accounts.................................................................
   SECTION 4.06           Interest Coverage Accounts...........................................................
   SECTION 4.07           Net WAC Rate Carryover Reserve Account...............................................
   SECTION 4.08           Distributions on the REMIC Regular Interests.........................................
   SECTION 4.09           Allocation of Realized Losses........................................................
   SECTION 4.10           Swap Account.........................................................................
   SECTION 4.11           Tax Treatment of Swap Payments and Swap Termination Payments.........................

                                                   ARTICLE V

                                                THE CERTIFICATES
   SECTION 5.01           The Certificates.....................................................................
   SECTION 5.02           Registration of Transfer and Exchange of Certificates................................
   SECTION 5.03           Mutilated, Destroyed, Lost or Stolen Certificates....................................
   SECTION 5.04           Persons Deemed Owners................................................................
   SECTION 5.05           Appointment of Paying Agent..........................................................

                                                   ARTICLE VI

                                        THE SERVICER AND THE DEPOSITOR
   SECTION 6.01           Liability of the Servicer and the Depositor..........................................
   SECTION 6.02           Merger or Consolidation of, or Assumption of the Obligations of, the Servicer
                          or the Depositor.....................................................................
   SECTION 6.03           Limitation on Liability of the Servicer and Others...................................
   SECTION 6.04           Servicer Not to Resign...............................................................
   SECTION 6.05           Delegation of Duties.................................................................
   SECTION 6.06           Credit Risk Manager..................................................................
   SECTION 6.07           Inspection...........................................................................

                                                  ARTICLE VII

                                                    DEFAULT
   SECTION 7.01           Servicer Events of Termination.......................................................
   SECTION 7.02           Trustee to Act; Appointment of Successor.............................................
   SECTION 7.03           Waiver of Defaults...................................................................
   SECTION 7.04           Notification to Certificateholders...................................................
   SECTION 7.05           Survivability of Servicer Liabilities................................................

                                                  ARTICLE VIII

                                                  THE TRUSTEE
   SECTION 8.01           Duties of Trustee....................................................................
   SECTION 8.02           Certain Matters Affecting the Trustee................................................
   SECTION 8.03           Trustee Not Liable for Certificates or Mortgage Loans................................
   SECTION 8.04           Trustee May Own Certificates.........................................................
   SECTION 8.05           Trustee Compensation and Expenses....................................................
   SECTION 8.06           Eligibility Requirements for Trustee.................................................
   SECTION 8.07           Resignation or Removal of Trustee....................................................
   SECTION 8.08           Successor Trustee....................................................................
   SECTION 8.09           Merger or Consolidation of Trustee...................................................
   SECTION 8.10           Appointment of Co-Trustee or Separate Trustee........................................
   SECTION 8.11           Limitation of Liability..............................................................
   SECTION 8.12           Trustee May Enforce Claims Without Possession of Certificates........................
   SECTION 8.13           Suits for Enforcement................................................................
   SECTION 8.14           Waiver of Bond Requirement...........................................................
   SECTION 8.15           Waiver of Inventory, Accounting and Appraisal Requirement............................
   SECTION 8.16           Appointment of the Custodian.........................................................

                                                   ARTICLE IX

                                              REMIC ADMINISTRATION
   SECTION 9.01           REMIC Administration.................................................................
   SECTION 9.02           Prohibited Transactions and Activities...............................................
   SECTION 9.03           Indemnification with Respect to Certain Taxes and Loss of REMIC Status...............

                                                   ARTICLE X

                                                  TERMINATION
   SECTION 10.01          Termination..........................................................................
   SECTION 10.02          Additional Termination Requirements..................................................

                                                   ARTICLE XI

                                            MISCELLANEOUS PROVISIONS
   SECTION 11.01          Amendment............................................................................
   SECTION 11.02          Recordation of Agreement; Counterparts...............................................
   SECTION 11.03          Limitation on Rights of Certificateholders...........................................
   SECTION 11.04          Governing Law; Jurisdiction..........................................................
   SECTION 11.05          Notices..............................................................................
   SECTION 11.06          Severability of Provisions...........................................................
   SECTION 11.07          Article and Section References.......................................................
   SECTION 11.08          Notice to the Rating Agencies and the NIMS Insurer...................................
   SECTION 11.09          Further Assurances...................................................................
   SECTION 11.10          Benefits of Agreement................................................................
   SECTION 11.11          Acts of Certificateholders...........................................................
   SECTION 11.12          Third Party Rights...................................................................

Exhibits:
[Exhibit A-1      [Form of Class I-A1 Certificates
Exhibit A-2       Form of Class II-A1 Certificates
Exhibit A-3       Form of Class II-A2 Certificates
Exhibit A-4       Form of Class II-A3 Certificates
Exhibit A-5       Form of Class II-A4 Certificates
Exhibit A-6       Form of Class M-1 Certificates
Exhibit A-7       Form of Class M-2 Certificates
Exhibit A-8       Form of Class M-3 Certificates
Exhibit A-9       Form of Class M-4 Certificates
Exhibit A-10      Form of Class M-5 Certificates
Exhibit A-11      Form of Class M-6 Certificates
Exhibit A-12      Form of Class M-7 Certificates
Exhibit A-13      Form of Class M-8 Certificates
Exhibit A-14      Form of Class M-9 Certificates
Exhibit A-15      Form of Class M-10 Certificates
Exhibit A-16      Form of Class B-1 Certificates
Exhibit A-17      Form of Class B-2 Certificates
Exhibit A-18      Form of Class B-3 Certificates
Exhibit A-19      Form of Class C Certificates
Exhibit A-20      Form of Class P Certificates
Exhibit A-21      Form of Class R Certificates
Exhibit A-22      Form of Class R-X Certificates]
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trust Receipt and Initial Certification
Exhibit F-2       Form of Final Trust Receipt
Exhibit G         Form of Custodial Agreement
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of Limited Power of Attorney
Exhibit J         Form of Investment Letter
Exhibit K         Form of Transfer Affidavit for Residual Certificates
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N-1       Form Certification to be Provided by the Depositor with Form 10-K
Exhibit N-2       Form Certification to be Provided to the Depositor by the Trustee
Exhibit N-3       Form Certification to be Provided to the Depositor by the Servicer
Exhibit O         Form of Cap Contract
Exhibit P         Form of Annual Statement as to Compliance
Exhibit Q         Form of Addition Notice
Exhibit R         Form of Subsequent Transfer Instrument
Exhibit S         Form of Interest Rate Swap Agreement
Exhibit T         Form of Back-Up Certification to Form 10-K Certificate
Exhibit U         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit V         Form 10-D, Form 8-K and Form 10-K Reporting Responsbilities

Schedule I        Prepayment Charge Schedule]

                  This Pooling and Servicing Agreement is dated as of [___________] (the "Agreement"), among [___________], as depositor (the
"Depositor"), [___________], as servicer (the "Servicer") and [___________], as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-two classes of certificates, designated as [(i) the Class I-A1 Certificates, (ii) the Class II-A1 Certificates, (iii) the Class II-A2 Certificates, (iv) the Class II-A3 Certificates, (v) the Class II-A4 Certificates, (vi) the Class M-1 Certificates, (vii) the Class M-2 Certificates (viii) the Class M-3 Certificates, (ix) the Class M-4 Certificates, (x) the Class M-5 Certificates,
(xi) the Class M-6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class M-8 Certificates, (xiv) the Class M-9 Certificates, (xv) the Class M-10 Certificates, (xvi) the Class B-1 Certificates, (xvii) the Class B-2 Certificates, (xviii) the Class B-3 Certificates, (xix) the Class C Certificates, (xx) the Class P Certificates, (xxi) the Class R Certificates and
(xxii) the Class R-X Certificates.]

                                     REMIC 1
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Acount, any Servicer Prepayment Charge Payment Amounts and the Cap Contract) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 1." The Class R-1 Interest shall represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.

                              Uncertificated REMIC 1          Initial Uncertificated           Latest Possible
       Designation               Pass-Through Rate              Principal Balance             Maturity Date(1)
       -----------               -----------------              -----------------             ----------------
         [I-LT1                     Variable(2)           $[_______________]              [_______________]
         I-LT1PF                    Variable(2)           $[_______________]              [_______________]
          I-LT2                     Variable(2)           $[_______________]              [_______________]
         I-LT2PF                    Variable(2)           $[_______________]              [_______________]
         I-LTP]                     Variable(2)           $[_______________]              [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 2." The Class R-2 Interest will be the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests (as defined herein). None of the REMIC 2 Regular Interests will be certificated.

                                                                   Initial
                            Uncertificated REMIC 2         Uncertificated Principal         Latest Possible
     Designation              Pass-Through Rate                    Balance                  Maturity Date(1)
-----------------------  -----------------------------  ------------------------------- -------------------------
          [I                     Variable(2)            $[_______________]              [_______________]
        I-1-A                    Variable(2)            $[_______________]              [_______________]
        I-1-B                    Variable(2)            $[_______________]              [_______________]
        I-2-A                    Variable(2)            $[_______________]              [_______________]
        I-2-B                    Variable(2)            $[_______________]              [_______________]
        I-3-A                    Variable(2)            $[_______________]              [_______________]
        I-3-B                    Variable(2)            $[_______________]              [_______________]
        I-4-A                    Variable(2)            $[_______________]              [_______________]
        I-4-B                    Variable(2)            $[_______________]              [_______________]
        I-5-A                    Variable(2)            $[_______________]              [_______________]
        I-5-B                    Variable(2)            $[_______________]              [_______________]
        I-6-A                    Variable(2)            $[_______________]              [_______________]
        I-6-B                    Variable(2)            $[_______________]              [_______________]
        I-7-A                    Variable(2)            $[_______________]              [_______________]
        I-7-B                    Variable(2)            $[_______________]              [_______________]
        I-8-A                    Variable(2)            $[_______________]              [_______________]
        I-8-B                    Variable(2)            $[_______________]              [_______________]
        I-9-A                    Variable(2)            $[_______________]              [_______________]
        I-9-B                    Variable(2)            $[_______________]              [_______________]
        I-10-A                   Variable(2)            $[_______________]              [_______________]
        I-10-B                   Variable(2)            $[_______________]              [_______________]
        I-11-A                   Variable(2)            $[_______________]              [_______________]
        I-11-B                   Variable(2)            $[_______________]              [_______________]
        I-12-A                   Variable(2)            $[_______________]              [_______________]
        I-12-B                   Variable(2)            $[_______________]              [_______________]
        I-13-A                   Variable(2)            $[_______________]              [_______________]
        I-13-B                   Variable(2)            $[_______________]              [_______________]
        I-14-A                   Variable(2)            $[_______________]              [_______________]
        I-14-B                   Variable(2)            $[_______________]              [_______________]
        I-15-A                   Variable(2)            $[_______________]              [_______________]
        I-15-B                   Variable(2)            $[_______________]              [_______________]
        I-16-A                   Variable(2)            $[_______________]              [_______________]
        I-16-B                   Variable(2)            $[_______________]              [_______________]
        I-17-A                   Variable(2)            $[_______________]              [_______________]
        I-17-B                   Variable(2)            $[_______________]              [_______________]
        I-18-A                   Variable(2)            $[_______________]              [_______________]
        I-18-B                   Variable(2)            $[_______________]              [_______________]
        I-19-A                   Variable(2)            $[_______________]              [_______________]
        I-19-B                   Variable(2)            $[_______________]              [_______________]
        I-20-A                   Variable(2)            $[_______________]              [_______________]
        I-20-B                   Variable(2)            $[_______________]              [_______________]
        I-21-A                   Variable(2)            $[_______________]              [_______________]
        I-21-B                   Variable(2)            $[_______________]              [_______________]
        I-22-A                   Variable(2)            $[_______________]              [_______________]
        I-22-B                   Variable(2)            $[_______________]              [_______________]
        I-23-A                   Variable(2)            $[_______________]              [_______________]
        I-23-B                   Variable(2)            $[_______________]              [_______________]
        I-24-A                   Variable(2)            $[_______________]              [_______________]
        I-24-B                   Variable(2)            $[_______________]              [_______________]
        I-25-A                   Variable(2)            $[_______________]              [_______________]
        I-25-B                   Variable(2)            $[_______________]              [_______________]
        I-26-A                   Variable(2)            $[_______________]              [_______________]
        I-26-B                   Variable(2)            $[_______________]              [_______________]
        I-27-A                   Variable(2)            $[_______________]              [_______________]
        I-27-B                   Variable(2)            $[_______________]              [_______________]
        I-28-A                   Variable(2)            $[_______________]              [_______________]
        I-28-B                   Variable(2)            $[_______________]              [_______________]
        I-29-A                   Variable(2)            $[_______________]              [_______________]
        I-29-B                   Variable(2)            $[_______________]              [_______________]
        I-30-A                   Variable(2)            $[_______________]              [_______________]
        I-30-B                   Variable(2)            $[_______________]              [_______________]
        I-31-A                   Variable(2)            $[_______________]              [_______________]
        I-31-B                   Variable(2)            $[_______________]              [_______________]
        I-32-A                   Variable(2)            $[_______________]              [_______________]
        I-32-B                   Variable(2)            $[_______________]              [_______________]
        I-33-A                   Variable(2)            $[_______________]              [_______________]
        I-33-B                   Variable(2)            $[_______________]              [_______________]
        I-34-A                   Variable(2)            $[_______________]              [_______________]
        I-34-B                   Variable(2)            $[_______________]              [_______________]
        I-35-A                   Variable(2)            $[_______________]              [_______________]
        I-35-B                   Variable(2)            $[_______________]              [_______________]
        I-36-A                   Variable(2)            $[_______________]              [_______________]
        I-36-B                   Variable(2)            $[_______________]              [_______________]
        I-37-A                   Variable(2)            $[_______________]              [_______________]
        I-37-B                   Variable(2)            $[_______________]              [_______________]
        I-38-A                   Variable(2)            $[_______________]              [_______________]
        I-38-B                   Variable(2)            $[_______________]              [_______________]
        I-39-A                   Variable(2)            $[_______________]              [_______________]
        I-39-B                   Variable(2)            $[_______________]              [_______________]
        I-40-A                   Variable(2)            $[_______________]              [_______________]
        I-40-B                   Variable(2)            $[_______________]              [_______________]
          P]                     Variable(2)            $[_______________]              [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

                                     REMIC 3
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 3." The Class R-3 Interest shall represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 3 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 3 Regular Interests (as defined herein). None of the REMIC 3 Regular Interests will be certificated.

                                Uncertificated REMIC 3      Initial Uncertificated          Latest Possible
        Designation                Pass-Through Rate          Principal Balance            Maturity Date(1)
        -----------                -----------------          -----------------            ----------------
           [LTAA                      Variable(2)           $[_______________]             [_______________]
           LTIA1                      Variable(2)           $[_______________]             [_______________]
          LTIIA1                      Variable(2)           $[_______________]             [_______________]
          LTIIA2                      Variable(2)           $[_______________]             [_______________]
          LTIIA3                      Variable(2)           $[_______________]             [_______________]
          LTIIA4                      Variable(2)           $[_______________]             [_______________]
           LTM1                       Variable(2)           $[_______________]             [_______________]
           LTM2                       Variable(2)           $[_______________]             [_______________]
           LTM3                       Variable(2)           $[_______________]             [_______________]
           LTM4                       Variable(2)           $[_______________]             [_______________]
           LTM5                       Variable(2)           $[_______________]             [_______________]
           LTM6                       Variable(2)           $[_______________]             [_______________]
           LTM7                       Variable(2)           $[_______________]             [_______________]
           LTM8                       Variable(2)           $[_______________]             [_______________]
           LTM9                       Variable(2)           $[_______________]             [_______________]
           LTM10                      Variable(2)           $[_______________]             [_______________]
           LTB1                       Variable(2)           $[_______________]             [_______________]
           LTB2                       Variable(2)           $[_______________]             [_______________]
           LTB3                       Variable(2)           $[_______________]             [_______________]
           LTZZ                       Variable(2)           $[_______________]             [_______________]
            LTP                       Variable(2)           $[_______________]             [_______________]
           LTIO]                      Variable(2)                   (3)                    [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 3 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 3 Pass-Through Rate" herein.
(3) REMIC 3 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount.

                                     REMIC 4
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 4." The Class R-4 Interest shall evidence the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

                  The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4 created hereunder:

                              Original Class Certificate                                   Latest Possible
        Designation                Principal Balance             Pass-Through Rate        Maturity Date(1)
        -----------                -----------------             -----------------        ----------------
[Class I-A1.............     $[_______________]                     Variable(2)           [_______________]
Class II-A1.............     $[_______________]                     Variable(2)           [_______________]
Class II-A2.............     $[_______________]                     Variable(2)           [_______________]
Class II-A3.............     $[_______________]                     Variable(2)           [_______________]
Class II-A4.............     $[_______________]                     Variable(2)           [_______________]
Class M-1...............     $[_______________]                     Variable(2)           [_______________]
Class M-2...............     $[_______________]                     Variable(2)           [_______________]
Class M-3...............     $[_______________]                     Variable(2)           [_______________]
Class M-4...............     $[_______________]                     Variable(2)           [_______________]
Class M-5...............     $[_______________]                     Variable(2)           [_______________]
Class M-6...............     $[_______________]                     Variable(2)           [_______________]
Class M-7...............     $[_______________]                     Variable(2)           [_______________]
Class M-8...............     $[_______________]                     Variable(2)           [_______________]
Class M-9...............     $[_______________]                     Variable(2)           [_______________]
Class M-10..............     $[_______________]                     Variable(2)           [_______________]
Class B-1...............     $[_______________]                     Variable(2)           [_______________]
Class B-2...............     $[_______________]                     Variable(2)           [_______________]
Class B-3...............     $[_______________]                     Variable(2)           [_______________]
Class C Interest........     $[_______________]                     Variable(2)           [_______________]
Class P Interest........     $[_______________]                        N/A(4)             [_______________]
Class IO Interest......]                  (5)                           (6)               [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Interest will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 3 Regular Interests (other than REMIC 3 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.
(5) For federal income tax purposes, the Class IO Interest will not have a Class Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 3 Regular Interest LTIO.
(6) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 3 Regular Interest LTIO.

                                     REMIC 5
                                     -------

                  As provided herein, the Trustee shall make an election to treat the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class C Certificates.

                              Original Class Certificate                                       Latest Possible
     Class Designation             Principal Balance             Pass-Through Rate            Maturity Date(1)
     -----------------             -----------------             -----------------            ----------------
         [Class C]                $[_______________]                Variable(2)               [_______________]

----------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class C Certificates.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest. The Class C Certificates will also be entitled to Subsequent Mortgage Loan Interest, as a right with respect to a component of the Class C Certificates that will not be treated as a REMIC regular interest but rather as separate interest strips from the Subsequent Mortgage Loans for a specified period of time.

                                     REMIC 6
                                     -------

                  As provided herein, the Trustee shall make an election to treat the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 6." The Class R-6 Interest represents the sole class of "residual interests" in REMIC 6 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class P Certificates.

                              Original Class Certificate                                       Latest Possible
     Class Designation             Principal Balance             Pass-Through Rate            Maturity Date(1)
     -----------------             -----------------             -----------------            ----------------
         [Class P]                $[_______________]                Variable(2)               [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                                     REMIC 7
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 7." The Class R-7 Interest represents the sole class of "residual interests" in REMIC 7 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated REMIC 7 Regular Interest, which will be uncertificated.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class P Certificates.

                              Original Class Certificate                                       Latest Possible
     Class Designation             Principal Balance             Pass-Through Rate            Maturity Date(1)
     -----------------             -----------------             -----------------            ----------------
         [SWAP IO]               [_______________]                  Variable(2)               [_______________]

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for REMIC 7 Regular Interest Swap IO.
(2) REMIC 7 Regular Interest SWAP IO shall receive 100% of amounts received in respect of the Class IO Interest.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Adjustable-Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "Account": Either of the Collection Account or Distribution Account.

                  "Accrual Period": With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Adjustable-Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.08, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit Q.

                  "Adjustable-Rate Certificates": Any Class A Certificate, Mezzanine Certificate or Class B Certificate.

                  "Adjustable-Rate Mortgage Loan": A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage
Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of the Custodian Fee Rate, the Servicing Fee Rate and the Credit Risk Manager Fee Rate.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of the Custodian Fee Rate, the Servicing Fee Rate and the Credit Risk Manager Fee Rate.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to
Section 4.04.

                  "Advance Facility":  As defined in Section 3.29 hereof.

                  "Advance Facility Trustee": As defined in Section 3.29 hereof.

                  "Advancing Person":  As defined in Section 3.29 hereof.

                  "Advance Reimbursement Amounts": As defined in Section 3.29 hereof.

                  "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                  "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates or Class B Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

                  "Assessment of Compliance":  As defined in Section 3.14.

                  "Attestation Report":  As defined in Section 3.14.

                  "Attesting Party":  As defined in Section 3.14.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.


                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries, partial Principal Prepayments, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the prior calendar month and all Principal Prepayments in full received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date,
(e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section 7.02, (g) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (h) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Mortgage Loans and (i) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates on such Distribution Date over (ii) the sum of
(a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a), the Trustee pursuant to Section 3.11(b) or the Swap Provider (including any New Swap Payment and Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05, and (e) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Base Rate": For any Distribution Date and the Adjustable-Rate Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Adjustable-Rate Certificates shall be Book-Entry Certificates.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Texas, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  "Cap Amount": The Cap Amount for any Class of the Adjustable-Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Cap Contract multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Adjustable-Rate Certificates immediately prior to the applicable Distribution Date.

                  "Cap Contract": The Cap Contract between the Trustee, in its capacity as Supplemental Interest Trust Trustee and the counterparty thereunder, a form of which is attached hereto as Exhibit O.

                  "Certificate": Any Regular Certificate or Residual
Certificate.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to each Class of Adjustable-Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 3 Regular Interest, as follows:

                                                 Certificate Margin
                    REMIC 3 Regular              ------------------
     Class             Interest             (1) (%)            (2) (%)
     -----             --------             -------            -------
     [I-A1               LTIA1              [____]%            [____]%
     II-A1              LTIIA1              [____]%            [____]%
     II-A2              LTIIA2              [____]%            [____]%
     II-A3              LTIIA3              [____]%            [____]%
     II-A4              LTIIA4              [____]%            [____]%
      M-1                LTM1               [____]%            [____]%
      M-2                LTM2               [____]%            [____]%
      M-3                LTM3               [____]%            [____]%
      M-4                LTM4               [____]%            [____]%
      M-5                LTM5               [____]%            [____]%
      M-6                LTM6               [____]%            [____]%
      M-7                LTM7               [____]%            [____]%
      M-8                LTM8               [____]%            [____]%
      M-9                LTM9               [____]%            [____]%
     M-10                LTM10              [____]%            [____]%
      B-1                LTB1               [____]%            [____]%
      B-2                LTB2               [____]%            [____]%
     B-3]                LTB3               [____]%            [____]%

         ----------
         (1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
         (2) For each other Accrual Period.


                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate or Class B Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 3 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Adjustable-Rate Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  ["Class A Certificates": Any Class I-A1 Certificate, Class II-A1 Certificate, Class II-A2 Certificate, Class II-A3 Certificate or Class II-A4 Certificate.

                  "Class B Certificates": Any Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class B-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class B-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date) and (xiii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class B-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), (xiii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (xix) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class C Certificates": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19, representing (i) a Regular Interest in REMIC 5, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

                  "Class C Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

                  "Class I-A1 Certificate": Any one of the Class I-A1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class II-A1 Certificate": Any one of the Class II-A1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class II-A2 Certificate": Any one of the Class II-A2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class II-A3 Certificate": Any one of the Class II-A3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class II-A4 Certificate": Any one of the Class II-A4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing
(i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class IO Distribution Amount": As defined in Section 4.10 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust Trustee on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section
4.10 hereof.

                  "Class IO Interest": An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 4.

                  "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 51.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing
(i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing
(i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing
(i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-5 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-6 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-7 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-8 Certificate": Any one of the Class M- Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-8 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-9 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-10 Certificate": Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 4, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

                  "Class M-10 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 6.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 4 for purposes of the REMIC Provisions.

                  "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest, Class R-3 Interest and the Class R-4 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

                  "Class R-5 Interest": The uncertificated Residual Interest in REMIC 5.

                  "Class R-6 Interest": The uncertificated Residual Interest in REMIC 6.

                  "Class R-7 Interest": The uncertificated Residual Interest in REMIC 7.

                  "Class R-X Certificate": The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-22 and evidencing the ownership of the Class R-5 Interest, Class R-6 Interest and the Class R-7 Interest.]

                  "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

                  "Closing Date": [______________].

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "[______________], as Trustee, in trust for registered Holders of [______________],[______________]," which must be an Eligible Account.

                  "Compensating Interest":  As defined in Section 3.24 hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at [______________], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Sponsor.

                  "Corresponding Certificate": With respect to each REMIC 3 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

        REMIC 3 REGULAR INTEREST                  REGULAR CERTIFICATE
        ------------------------                  -------------------
                 LTIA1                                [Class I-A1
                 LTIIA1                               Class II-A1
                 LTIIA2                               Class II-A2
                 LTIIA3                               Class II-A3
                 LTIIA4                               Class II-A4
                  LTM1                                 Class M-1
                  LTM2                                 Class M-2
                  LTM3                                 Class M-3
                  LTM4                                 Class M-4
                  LTM5                                 Class M-5
                  LTM6                                 Class M-6
                  LTM7                                 Class M-7
                  LTM8                                 Class M-8
                  LTM9                                 Class M-9
                 LTM10                                 Class M-10
                  LTB1                                 Class B-1
                  LTB2                                 Class B-2
                  LTB3                                 Class B-3
                  LTP                                   Class P]

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates, the Class B Certificates and the Class C Certificates, and the denominator of which is the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans and (y) any amounts remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein), calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                  "Credit Risk Manager": Clayton Fixed Income Services, Inc., formely known as the Murrayhill Company, its successors and assigns.

                  "Credit Risk Management Agreement": The Credit Risk Manager Agreement, dated [______________], between the Servicer and the Credit Risk Manager.

                  "Credit Risk Manager Fee" for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans.

                  "Credit Risk Manager Fee Rate" for any Distribution Date is [_____]% per annum.

                  "Current Report": The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

                  "Custodial Agreement": The Custodial Agreement, dated [______________], among the Custodian, the Trustee and the Servicer.

                  "Custodian": [______________], as custodian of the Mortgage Files, or any successor thereto, pursuant to the Custodial Agreement.

                  "Custodian Fee Rate": [____]% per annum.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, [______________].

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.02(c) hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

                  "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

                  "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be [The Depository Trust Company, whose nominee is Cede & Co.], or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an "electing large partnership" within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "[______________]" and which must be an Eligible Account.

                  "Distribution Date": The [25th] day of any calendar month, or if such [25th] day is not a Business Day, the Business Day immediately following such [25th] day, commencing in [______________].

                  "Distribution Report": The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by S&P, F-1 by Fitch and P-1 by Moody's (or comparable ratings if S&P, Fitch and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "Excess Overcollateralized Amount": With respect to the Adjustable-Rate Certificates and any Distribution Date, the excess, if any, of
(i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and (ii) any amounts received under the Interest Rate Swap Agreement for such purposes over (iii) the Overcollateralization Target Amount for such Distribution Date.

                  "Exchange Act":  Securities Exchange Act of 1934, as amended.

                  "Exchange Act Reports": Any reports required to be filed pursuant to Sections 3.23 of this Agreement.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "Fixed Swap Payment": With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Servicer pursuant to or as contemplated by
Section 2.03, 3.16(c) or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Mortgage Loan": A first lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Floating Swap Payment": With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

                  "Formula Rate": For any Distribution Date and any Class of the Adjustable-Rate Certificates, the lesser of (i) the Base Rate and (ii) the Maximum Cap Rate.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which the amount on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) has been reduced to zero or (b) [______________].

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.
                  "Group I Basic Principal Distribution Amount": With respect to any Distribution Date, the Group I Principal Remittance Amount.

                  "Group I Certificates":  Any Class I-A1 Certificate.

                  "Group I Interest Coverage Account": The account established and maintained pursuant to Section 4.06, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $[0.00].

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or amounts withdrawn from the Group I Interest Coverage Account.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a Stated Principal Balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group I Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

                  "Group I Senior Principal Distribution Amount": The excess of
(x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 40.70% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group II Basic Principal Distribution Amount": With respect to any Distribution Date, the Group II Principal Remittance Amount.

                  "Group II Certificates": Any Class II-A1 Certificate, Class II-A2 Certificate, Class II-A3 Certificate or Class II-A4 Certificate.

                  "Group II Interest Coverage Account": The account established and maintained pursuant to Section 4.06, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $[0.00].

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or amounts withdrawn from the Group II Interest Coverage Account.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a Stated Principal Balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group II Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

                  "Group II Senior Principal Distribution Amount": The excess of
(x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 40.70% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates or Class B Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: [Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1, Class B-2 Certificates and Class B-3 Certificates.]

                  "Indenture": An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Initial Group I Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-off Date is equal to $[______________].

                  "Initial Group II Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-off Date is equal to $[______________].

                  "Initial Mortgage Loan": Any of the Initial Group I Mortgage Loans or Initial Group II Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Coverage Accounts": The Group I Interest Coverage Account and the Group II Interest Coverage Account.

                  "Interest Determination Date": With respect to the Adjustable-Rate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of [______________] (together with the schedule thereto, the Master Agreement) between the Bank of New York and the Trustee (in its capacity as Supplemental Interest Trust Trustee).

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 10.01. With respect to any REO Property, either of the following events:
(i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

                  "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.16(c), Section 3.23 or Section 10.01.

                  "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Losses":  As defined in Section 9.03.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 3 Pass-Through Rates for REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3 and REMIC 3 Regular Interest LTZZ, with the rate on each such REMIC 3 Regular Interest (other than REMIC 3 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC 3 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 3 Pass-Through Rate and the related caps with respect to each such REMIC 3 Regular Interest (other than REMIC 3 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30. .........

                  "Maximum Cap Rate": For any Distribution Date and any Class of the Adjustable-Rate Certificates, a per annum rate equal to the sum (i) the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12.

                  "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 3 Pass-Through Rate applicable to REMIC 3 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LTZZ minus the REMIC 3 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTB3 with the rate on each such REMIC 3 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 3 Pass-Through Rate and the related caps with respect to each such REMIC 3 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": [Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate or Class M-10 Certificate.]

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Interest Distributable Amount": With respect to any Class of the Adjustable-Rate Certificates and Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Sponsor and the Depositor, regarding the transfer of the Mortgage Loans by the Sponsor to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D, as supplemented by each schedule of Subsequent Mortgage Loans. The Mortgage Loan Schedule shall be prepared by the Sponsor and shall set forth the following information with respect to each Mortgage Loan, as applicable:

                  (1) the Mortgage Loan identifying number;

                  (2) [reserved];

                  (3) the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the stated remaining months to maturity from the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) based on the original amortization schedule;

                  (8) the Loan-to-Value Ratio at origination;

                  (9) the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (11) the stated maturity date;

                  (12) the amount of the Monthly Payment at origination;

                  (13) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (15) the original principal amount of the Mortgage Loan;

                  (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (18) the Mortgage Rate at origination;

                  (19) a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

                  (20) the risk grade;

                  (21) the Value of the Mortgaged Property;

                  (22) the sale price of the Mortgaged Property, if applicable;

                  (23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (24) the type and term of the related Prepayment Charge;

                  (25) with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the minimum Mortgage Rate, the maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

                  (26) the program code;

                  (27) the Loan Group; and

                  (28) the lien priority.

                  The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan): (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to the Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof and as supplemented by any Subsequent Mortgage Loans identified on each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument.

                  "Mortgage Rate": With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage
Loan) and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Adjustable-Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net Swap Payment": In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

                  "Net WAC Rate": For any Distribution Date and any Class of the Adjustable-Rate Certificates, a per annum rate equal to the product of (a) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month for such Distribution Date (after giving effect to Principal Prepayments received during the related Prepayment Period) at their Adjusted Net Mortgage Rates and (ii) amounts withdrawn from the Interest Coverage Accounts, if any, for such Distribution Date minus the amount of any Net Swap Payment or Swap Termination Payment due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date and the denominator of which is equal to the sum of (i) the aggregate stated Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month of such Distribution Date (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to Principal Prepayments received during the related Prepayment Period and (ii) any amounts on deposit in the Pre-Funding Accounts as of the first day of the calendar month preceding the month of such Distribution Date (or as of the Cut-off Date with respect to the first Distribution Date) and (b) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed elapsed in the related Accrual Period) of the REMIC 3 Pass-Through Rates on the REMIC 3 Regular Interests (other than REMIC 3 Regular Interest
LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 3 Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of the Adjustable-Rate Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for the most recently ended Accrual Period.

                  "Net WAC Rate Carryover Reserve Account": The account established and maintained pursuant to Section 4.07.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Notional Amount": Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interests (other than REMIC 3 Regular Interest LTP).

                  "Offered Certificates": The Class A Certificates and the Mezzanine Certificates offered to the public pursuant to the Prospectus Supplement.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Sponsor or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

                  "Original Class Certificate Principal Balance": With respect to the Adjustable-Rate Certificates, the Class C Certificates, the Class C Interest, the Class IO Interest, REMIC 7 Regular Interest SWAP IO, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Group I Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $136,257,723.

                  "Original Group II Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $121,265,772.

                  "Original Pre-Funded Amounts": The Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount.

                  "Originator": First Franklin, a division of National City Bank of Indiana, or its successor in interest.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

                  "Overcollateralization Floor": With respect to the Group I Certificates, $2,635,229. With respect to the Group II Certificates, $2,277,799. With respect to the Mezzanine Certificates and the Class B Certificates, $4,913,028.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 2.10% of the sum of (a) the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and (b) the Original Pre-Funded Amounts; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) 4.20% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) 0.50% of the sum of (x) the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and (y) the Original Pre-Funded Amounts; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Adjustable-Rate Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": For any Distribution Date, the amount equal to (i) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) any funds on deposit in the Pre-Funding Accounts as of the related Determination Date (exclusive of any investment income therein) minus (ii) the sum of the aggregate Certificate Principal Balance of the Adjustable-Rate Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of the Adjustable-Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 3 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 3 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 3 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC 3 Regular Interests LTAA, LTIA1, LTIIA1, LTIIA2, LTAII3, LTAII4, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTM10, LTB1, LTB2, LTB3 and LTZZ.

                  With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

                  The REMIC 7 Regular Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

                  The Class P Certificates, Class R Certificates and Class R-X Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

                  "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or the Trustee serves as an advisor:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody's and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated "AAA" by Fitch (if rated by Fitch), "Aaa" by Moody's and "AAAm" or "AAAm-G" by S&P; and

               (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pool Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Groups as of such date.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account and the Group II Pre-Funding Account.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                    (i) the Mortgage Loan identifying number;

                    (ii) a code indicating the type of Prepayment Charge;

                    (iii) the state of origination of the related Mortgage Loan;

                    (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                    (v) the term of the related Prepayment Charge; and

                    (vi) the Stated Principal Balance of the related Mortgage
               Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

                  The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Depositor to the NIMS Insurer.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from [______________]) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

                  "Prospectus Supplement": That certain Prospectus Supplement dated [______________] relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers' Certificate from the party purchasing the Mortgage Loan to the Trustee, an amount equal to the sum of
(i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.24 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory, usury or abusive lending law.

                  "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) [reserved], (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) [reserved] and (xiv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clauses (ii) through
(vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.
                  "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

                  "Record Date": With respect to (i) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) the Adjustable-Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of the Adjustable-Rate Certificates are available pursuant to Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator or the Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trustee after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any of the Adjustable-Rate Certificates, Class C Certificates or Class P Certificates.

                  "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended, or any state law providing for similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or any similar state or local laws, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act or such state or local laws.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Pre-Funding Account, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, the Cap Contract or any Servicer Prepayment Charge Payment Amounts.

                  "REMIC 1 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 1 Regular
Interests: REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1PF, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT2PF and REMIC 1 Regular Interest LTP.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Regular Interest": Any of the 82 separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 4, as holder of the REMIC 3 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 3 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC 3 Overcollateralization Target Amount": 1.00% of the Overcollateralization Target Amount.

                  "REMIC 3 Overcollateralization Amount": With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 3 Regular Interests (other than REMIC 3 Regular Interst
LTP) minus (ii) the aggregate Uncertificated Principal Balance of REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTB3, in each case as of such date of determination.

                  "REMIC 3 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amounts on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTB3 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3REMIC 3 Regular Interest LTZZ.

                  "REMIC 3 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. Each REMIC 3 Regular Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 3 Regular
Interests: REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3, REMIC 3 Regular Interest LTZZ, REMIC 3 Regular Interest LTP and REMIC 3 Regular Interest LTIO.

                  "REMIC 4": The segregated pool of assets consisting of all of the REMIC 3 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest) and the Class R Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 5": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 6": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-6 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 7": The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 7 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-7 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests, the Class C Interest, the Class P Interest and the Class IO Interest.

                  "Remittance Report": A report prepared by the Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.04.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.24.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.24 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.24 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.24.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificate": The Class R Certificates and the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Sponsor": Greenwich Capital Financial Products, Inc., a Delaware corporation, in its capacity as Sponsor under the Mortgage Loan Purchase Agreement.

                  "Senior Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

                  "Servicer": National City Home Loan Services, Inc., a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Event of Termination": One or more of the events described in Section 7.01.

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to
Section 2.05 or Section 3.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement, administrative or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the REO Property, (iv) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien on the Mortgaged Property and insurance premiums (v) obtaining broker price opinions, (vi) locating missing Mortgage Loan documents and (vii) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.24. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

                  "Servicing Criteria": The "servicing criteria" set forth in
Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by [the Sponsor] and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit U.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": [0.50]% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

                  Sponsor: [_____].

                  "Startup Day": As defined in Section 9.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in [______________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than [59.30]%.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (i) first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.08, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to (i) a Subsequent Group I Mortgage Loan during the Due Period relating to the first Distribution Date in excess of 0.00% per annum and (ii) a Subsequent Group II Mortgage Loan during the Due Period relating to the first Distribution Date in excess of 0.00% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class C Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Sponsor, regarding the transfer of the Subsequent Mortgage Loans by the Sponsor to the Depositor.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.11) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit R, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

                  "Supplemental Interest Trust":  As defined in Section 4.10(a).

                  "Swap Account": The account or accounts created and maintained pursuant to Section 4.05. The Swap Account must be an Eligible Account.

                  "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of the REMIC 7 Regular Interest SWAP-IO and the scheduled notional amount.

                  "Swap LIBOR": A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

                  "Swap Provider":  The Bank of New York.

                  "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

                  "Swap Termination Payment": The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

                  "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01(a) hereof.

                  "Terminator":  As defined in Section 10.01(a) hereof.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

                  (a) (i) on any Distribution Date on which the Class A Certificates remain outstanding, the Delinquency Percentage exceeds [27.00]% of the Credit Enhancement Percentage; or (ii) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Delinquency Percentage exceeds [41.00]% of the Credit Enhancement Percentage; or

                  (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:

     DISTRIBUTION DATE OCCURRING IN                             PERCENTAGE
     ------------------------------                             ----------
[December 2007 through November 2008     1.40% for the first month, plus an additional 1/12th of
                                         1.75% for each month thereafter.
December 2008 through November 2009      3.15% for the first month, plus an additional 1/12th of
                                         1.80% for each month thereafter.
December 2009 through November 2010      4.95% for the first month, plus an additional 1/12th of
                                         1.40% for each month thereafter.
December 2010 through November 2011      6.35% for the first month, plus an additional 1/12th of
                                         0.75% for each month thereafter.
December 2011 through November 2012      7.10% for the first month, plus an additional 1/12th of
                                         0.05% for each month thereafter.
December 2012 and thereafter             7.15% for each month.]

                  "Trust":  [________________], the trust created hereunder.

                  "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, REMIC 7, the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Cap Contract, the Interest Rate Swap Agreement, the Swap Account and the right to receive any amounts from the Net WAC Rate Carryover Reserve Account and any Servicer Prepayment Charge Payment Amounts.

                  "Trustee": [________________], a national banking association, or any successor trustee appointed as herein provided.

                  "Trustee Compensation": Such compensation, if any, as set forth in the separate fee schedule between the Trustee and the Depositor, which compensation shall be payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

                  "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                  "Uncertificated Notional Amount": With respect to REMIC 3 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests ending with the designation "A" listed below:

DISTRIBUTION DATE                 REMIC 2 REGULAR INTERESTS
-----------------                 -------------------------
[1st through 12th                   I-1-A through I-40-A
       13                           I-2-A through I-40-A
       14                           I-3-A through I-40-A
       15                           I-4-A through I-40-A
       16                           I-5-A through I-40-A
       17                           I-6-A through I-40-A
       18                           I-7-A through I-40-A
       19                           I-8-A through I-40-A
       20                           I-9-A through I-40-A
       21                           I-10-A through I-40-A
       22                           I-11-A through I-40-A
       23                           I-12-A through I-40-A
       24                           I-13-A through I-40-A
       25                           I-14-A through I-40-A
       26                           I-15-A through I-40-A
       27                           I-16-A through I-40-A
       28                           I-17-A through I-40-A
       29                           I-18-A through I-40-A
       30                           I-19-A through I-40-A
       31                           I-20-A through I-40-A
       32                           I-21-A through I-40-A
       33                           I-22-A through I-40-A
       34                           I-23-A through I-40-A
       35                           I-24-A through I-40-A
       36                           I-25-A through I-40-A
       37                           I-26-A through I-40-A
       38                           I-27-A through I-40-A
       39                           I-28-A through I-40-A
       40                           I-29-A through I-40-A
       41                           I-30-A through I-40-A
       42                           I-31-A through I-40-A
       43                           I-32-A through I-40-A
       44                           I-33-A through I-40-A
       45                           I-34-A through I-40-A
       46                           I-35-A through I-40-A
       47                           I-36-A through I-40-A
       48                           I-37-A through I-40-A
       49                           I-38-A through I-40-A
       50                             I-39-A and I-40-A
       51                                  I-40-A
   thereafter                              $0.00]

                  "Uncertificated Principal Balance": With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC 3 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 3 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Adjustable-Rate Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  "Uncertificated REMIC Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate, Uncertificated REMIC 2 Pass-Through Rate or Uncertificated REMIC 3 Pass-Through Rate, as applicable.

                  "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LTP, and (i) the first Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group I Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC 1 Regular Interest LT2, and (i) the first Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group II Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC 1 Regular Interest LT1PF and (i) the first Distribution Date, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC 1 Regular Interest LT2PF and (i) the first Distribution Date, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans.

                  "Uncertificated REMIC 2 Pass-Through Rate": With respect to REMIC 2 Regular Interest I and REMIC 2 Regular Interest P, a per annum rate equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests (weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest). With respect to each REMIC 2 Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests (weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest) multiplied by 2, subject to a maximum rate of 9.700%. With respect to each REMIC 2 Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests (weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest) over (ii) 9.700% and (y) 0.00%.

                  "Uncertificated REMIC 3 Pass-Through Rate": With respect to REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3, REMIC 3 Regular Interest LTZZ and REMIC 3 Regular Interest LTP, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC 2 Regular Interest I, the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest for each such Distribution Date, (w) with respect to REMIC 2 Regular Interests ending with the designation "B", the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for such REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interests for each such Distribution Date and (x) with respect to REMIC 2 Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 2 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest for each such Distribution Date:

DISTRIBUTION DATE   REMIC 2 REGULAR INTEREST          RATE
-----------------   ------------------------          ----
[1st through 11th   I-1-A through I-40-A              Uncertificated REMIC 2 Pass-Through Rate
12                  I-1-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
                                                      Uncertificated REMIC 2 Pass-Through Rate
                    I-2-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
13                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A                             Uncertificated REMIC 2 Pass-Through Rate
                    I-3-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
14                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A and I-2-A                   Uncertificated REMIC 2 Pass-Through Rate
                    I-4-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
15                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-3-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-5-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
16                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-4-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-6-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
17                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-5-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-7-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
18                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-6-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-8-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
19                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-7-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-9-A through I-40-A              2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
20                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-8-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-10-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
21                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-9-A               Uncertificated REMIC 2 Pass-Through Rate
                    I-11-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
22                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-10-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-12-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
23                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-11-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-13-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
24                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-12-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-14-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
25                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-13-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-15-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
26                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-14-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-16-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
27                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-15-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-17-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
28                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-16-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-18-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
29                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-17-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-19-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
30                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-18-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-20-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
31                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-19-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-21-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
32                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-20-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-22-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
33                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-21-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-23-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
34                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-22-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-24-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
35                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-23-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-25-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
36                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-24-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-26-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
37                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-25-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-27-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
38                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-26-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-28-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
39                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-27-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-29-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
40                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-28-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-30-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
41                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-29-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-31-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
42                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-30-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-32-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
43                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-31-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-33-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
44                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-32-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-34-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
45                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-33-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-35-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
46                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-34-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-36-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
47                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-35-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-37-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
48                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-36-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-38-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
49                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-37-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-39-A through I-40-A             2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
50                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-38-A              Uncertificated REMIC 2 Pass-Through Rate
                    I-40-A                            2  multiplied  by Swap  LIBOR,  subject  to a maximum  rate of
51                                                    Uncertificated REMIC 2 Pass-Through Rate
                    I-1-A through I-39-A              Uncertificated REMIC 2 Pass-Through Rate
thereafter          I-1-A through I-40-A              Uncertificated REMIC 2 Pass-Through Rate]

                  With respect to REMIC 3 Regular Interest LTIO, and (a) the first eleven Distribution Dates, the excess of (i) the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interests ending with the designation "A", over (ii) the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interests ending with the designation "A", (b) the 12th Distribution Date through the 51st Distribution Date, the excess of (i) the Uncertificated REMIC 2 Pass-Through Rates for REMIC I Regular Interest ending with the designation "A" over (ii) 2 multiplied by Swap LIBOR, and (c) thereafter 0.00%.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to any Class of the Adjustable-Rate Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Adjustable-Rate Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Adjustable-Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates, and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

                  SECTION 1.02 Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                  SECTION 1.03 Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Adjustable-Rate Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Adjustable-Rate Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first Distribution Date, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF and (ii) with respect to the Group II Mortgage Loans, to REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first Distribution Date, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2PF.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 2 Regular Interest I and to the REMIC 2 Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 2 Regular Interest, and then, to REMIC 2 Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 2 Regular Interest.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3 and REMIC 3 Regular Interest LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 3 Regular Interest.

                  SECTION 1.04 Rights of the NIMS Insurer.

                  Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as
(i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01 Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) the right to receive any amounts payable under the Cap Contract and the Interest Rate Swap Agreement,
(vi) all other assets included or to be included in the Trust Fund and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

                  In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Custodian on behalf of the Trustee, the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned, and in accordance with Section 2.08, deliver or caused to be delivered to the Trustee with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File"):

               (i) the original Mortgage Note, endorsed either (A) in blank, or
          (B) in the following form: "Pay to the order of [________________], as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

               (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

               (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
          (B) to "[________________], as Trustee, without recourse";

               (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

               (v) the original or a certified copy of lender's title insurance policy; and

               (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Depositor herewith also delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian on behalf of the Trustee no later than the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Custodian on behalf of the Trustee, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee (or the Custodian on behalf of the Trustee) shall notify the Servicer and the Servicer shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 120 days. If the Sponsor does not cure such defect or deliver such missing document within such time period, the Servicer shall enforce the obligations of the Sponsor to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03. In connection with the foregoing, it is understood that the Trustee (or the Custodian on behalf of the Trustee) shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

                  The Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in
Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof, and to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee (or the Custodian on behalf of the Trustee) and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor, (iv) the occurrence of a servicing transfer as described in Section
7.02 hereof, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent and such recordation would be necessary to facilitate conversion of the Mortgaged Property in accordance with Section
3.16 and (vii) reasonable direction by the NIMS Insurer. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Sponsor to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Sponsor. Notwithstanding the foregoing, if the Sponsor fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee (if it reasonably believes it will be reimbursed) and the Trustee shall be reimbursed for such expenses by the Trust. The Servicer shall not be deemed to be in breach of its obligations to service in accordance with the Servicing Standard by any delay in its servicing activities resulting from the failure to submit the Assignments for recording.

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

                  The Depositor shall deliver or cause the Sponsor to deliver (by regular mail) to the Servicer copies of all trailing documents required to be included in the Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. Except as provided in Section 3.17, the Servicer shall not be responsible for any Custodian fees or other costs incurred in obtaining such documents or for any such costs it may incur in connection with performing its obligations pursuant to this Agreement.

                  The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a "High-Cost Home Loan" as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

                  The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement (in its capacity as Supplemental Interest Trust Trustee) and the Cap Contract. The Depositor, the Servicer and the Holders of the Floating Rate Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Cap Contract and shall do so solely in its capacity as Trustee or as Supplemental Interest Trust Trustee, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Interest Rate Swap Agreement and the Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

                  SECTION 2.02 Acceptance by Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it or by a Custodian on its behalf of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it (or a Custodian on its behalf) holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees that it or a Custodian on its behalf shall, for the benefit of the Certificateholders, review, or that it or a Custodian on its behalf has reviewed pursuant to Section 2.01 each Mortgage File on or prior to the Closing Date, with respect to each Initial Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees that it or a Custodian on its behalf shall, for the benefit of the Certificateholders, certify to the Depositor and the Servicer (with a copy to the NIMS Insurer) in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Initial Mortgage Loan, or on or prior to the Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the respective Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it (or a Custodian on its behalf) pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it (or a Custodian on its behalf) and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee (or a Custodian on its behalf) shall deliver to the Depositor and the Servicer, with a copy to the NIMS Insurer, a final certification in the form annexed hereto as Exhibit F-2, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee's (or the Custodian's, as applicable) review as provided herein, at the conclusion of its review, the Trustee shall so notify (or cause a Custodian on its behalf to so notify) the Sponsor, the Depositor, the NIMS Insurer and the Servicer upon receipt by the Trustee of written notification of such findings. In addition, upon the discovery by the Depositor, the NIMS Insurer or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the NIMS Insurer and the other parties to this Agreement.

                  Notwithstanding anything to the contrary in this Agreement, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions, including without limitation with respect to which the Custodian shall fail to take action on behalf of the Trustee or, with respect to the performance of custody-related functions the Custodian shall fail to satisfy all the related requirements under this Agreement or the Custodial Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03 Repurchase or Substitution of Mortgage Loans by the Sponsor.

                  (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Sponsor of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify NIMS Insurer and the Servicer of such defect, missing document or breach and the Servicer shall request that the Sponsor deliver such missing document or cure such defect or breach within 120 days from the date the Sponsor was notified of such missing document, defect or breach, and if the Sponsor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer shall enforce the Sponsor's obligation under the Mortgage Loan Purchase Agreement and notify the Sponsor of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day period, if the Sponsor has commenced to cure such breach within such 120 day period, the Sponsor shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Servicer of such deposit, shall release to the Sponsor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that neither the Trustee nor the Custodian shall any responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Sponsor may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, the Sponsor may not substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. It is understood and agreed that the obligation of the Sponsor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Sponsor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Sponsor delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee in blank and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on its behalf) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1 (with a copy to the NIMS Insurer), with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on its behalf) shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto (with a copy to the NIMS Insurer) with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give or cause to be given written notice to the NIMS Insurer and the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMS Insurer and the Trustee. Upon such substitution by the Sponsor such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

                  For any month in which the Sponsor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the Sponsor will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Sponsor the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(I) of the Code or on "contributions after the startup date" under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (e) Upon discovery by the Depositor, the Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the Sponsor or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Sponsor if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Sponsor under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a) or 2.03(d), if made by the Sponsor, or Section 2.03(b), if made by the Depositor. The Trustee (or the Custodian on behalf of the Trustee) shall reconvey to the Depositor or the Sponsor, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04 Intentionally Omitted.

                  SECTION 2.05 Representations, Warranties and Covenants of the Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is an operating subsidiary of National City Bank of Indiana. As a national bank operating subsidiary, it is regulated by the Office of the Comptroller of the Currency and is subject to applicable laws and regulations. Servicer is authorized to service the related Mortgage Loans in accordance with the terms of this Agreement and to carry on its business as now being conducted as an operating subsidiary of a national bank. The Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, regardless of whether such enforcement is sought in equity or at law; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms, subject to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or ether laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity and public policy upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the material breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) [Reserved];

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Servicer that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or the validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (D) would otherwise be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (vii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

                  (viii) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (ix) The Servicer has accurately and fully reported, and will continue to accurately and fully report on a monthly basis, its borrower credit files to each of the three national credit repositories in a timely manner.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee (or the Custodian on behalf of the Trustee) and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer, the NIMS Insurer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of the representations, warranties and covenants of the Originator made in its capacity as a party to the Mortgage Loan Purchase Agreement.

                  SECTION 2.06 Representations and Warranties of the Depositor.

                  The Depositor represents and warrants to the Trust, the Servicer and the Trustee on behalf of the Certificateholders as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Sponsor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07 Issuance of Certificates.

                  The Trustee (or Custodian on behalf of the Trustee) acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or to a Custodian on its behalf) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                  SECTION 2.08 Conveyance of Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Custodian (on behalf of the Trustee) at least three Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee from amounts released from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Sponsor shall have delivered a computer file acceptable to the Trustee containing such Mortgage Loan Schedule to the Trustee at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit R, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.08 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans.

                  (c) [The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 103.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 3 months; (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 5.000% per annum or greater than 11.000% per annum;
(vii) such Subsequent Mortgage Loan must have a first payment date occurring on or before December, 2005 and will include 30 days' interest thereon; (viii) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 4.000% per annum; (ix) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 11.000% per annum;
(x) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 5.000% per annum and (xi) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "First Franklin Financial Corporation--Underwriting Standards" in the Prospectus Supplement.]

                  (d) [Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including such Subsequent Group I Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 7.250% per annum and not more than 8.750% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a Stated Principal Balance at origination which does not conform to Fannie Mae and Freddie Mac loan limits; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than 69.00% by aggregate Stated Principal Balance of the Group I Mortgage Loans; (vi) have a weighted average FICO score of not less than 620 and (vii) have no more than 21.00% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group I Mortgage Loans. In addition, the Adjustable-Rate Group I Mortgage Loans will have a weighted average Gross Margin not less than 6.000% per annum. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Stated Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

                  Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including such Subsequent Group II Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 7.250% per annum and not more than 8.750% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 101.00%; (iv) have no Mortgage Loan with a principal balance in excess of $1,100,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than 59.00% by aggregate Stated Principal Balance of the Group II Mortgage Loans; (vi) have a weighted average FICO score of not less than 620 and (vii) have no more than 11.00% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group II Mortgage Loans. In addition, the Adjustable-Rate Group II Mortgage Loans will have a weighted average Gross Margin not less than 6.000% per annum. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Stated Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.]

                  (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Sponsor shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                  SECTION 2.09 Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 3, REMIC 4, REMIC 5, REMIC 6 and REMIC 7 by the Trustee; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 3 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

                  (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest) and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 3 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest) and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates (other than the Class C Certificates and the Class P Certificates), the Class C Interest, the Class P Interest and Class IO Interest constitute the entire beneficial ownership interest in REMIC 4.

                  (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 5.

                  (f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 6.

                  (g) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest (which is uncertificated) for the benefit of the Holders of the REMIC 7 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-7 Interest). The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 7 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-7 Interest). The interests evidenced by the Class R-7 Interest, together with the REMIC 7 Regular Interest SWAP IO, constitute the entire beneficial ownership interest in REMIC 7.

                  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and subsection (a) hereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (b) hereof, (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (c) hereof, (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (d) hereof, (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (e) hereof, (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (f) hereof, and (vii) the assignment and delivery to the Trustee of REMIC 7 (including the Residual Interest therein represented by the Class R-7 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (g) hereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-3 Interest, the Class R-3 Interest and the Class R-4 Interest and
(B) the Class R-X Certificates in authorized denominations evidencing the Class R-5 Interest, the Class R-6 Interest and the Class R-7 Interest.

                  SECTION 2.10 Purposes and Powers of the Trust.

                  The purpose of the common law trust, as created hereunder, is to engage in the following activities:

                  (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

                  (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

                  (c) to make payments on the Certificates;

                  (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

                  The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01 Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of such Prepayment Charge would be in violation of applicable laws. If a Prepayment Charge is waived as permitted by meeting the standard described in clause (iii) above, then the Servicer shall make commercially reasonable efforts to enforce the Trustee's rights under the Mortgage Loan Purchase Agreement including the obligation of the Sponsor to pay the amount of such waived Prepayment Charge to the Servicer for deposit in the Collection Account for the benefit of the Holders of the Class P Certificates. If the Servicer makes a good faith determination that the Servicer's efforts are not reasonably expected to be successful in enforcing such rights, it shall notify the Trustee of such failure, and the Trustee, with the cooperation of the Servicer, shall enforce the obligation of the Sponsor under the Mortgage Loan Purchase Agreement to pay to the Servicer the amount of such waived Prepayment Charge. If the Sponsor fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the Mortgage Loan Purchase Agreement, the Trustee, the Servicer and the Depositor shall consult on further actions to be taken against the Sponsor. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in the name of the Trust Fund, is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Servicing Standard, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, on the Closing Date, the Trustee shall execute and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions by the Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, in any such case, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Servicer shall also undertake to defend, with respect to a claim against the Trustee or the Trust, any claims against the Trust, the Trustee or itself by a Mortgagor which relate to or affect the servicing of any Mortgage Loan. This shall not be construed as an assumption of liability in such matters. The Trustee shall notify the Servicer of any such claim as soon as practicable after receiving notice of such claim. The Servicer shall not be liable for any delay in responding to any claim of which it has not received timely notice. The Trustee shall cooperate with the Servicer in all aspects of the defense of such claims, including the timely delivery of all relevant litigation files and other related information. In the event the Servicer acts on behalf of the Trustee, the Trust or itself in any such litigation, the Trust shall pay all costs and expenses (including attorneys' fees, court costs, settlements and judgments) associated with the defense and management of such claim; provided, however, that the Servicer shall not be indemnified for any such cost or expense relating to claims against the Servicer and incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

                  SECTION 3.02 Sub-Servicing Agreements Between Servicer and Sub-Servicers.

                  (a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers, which may be Affiliates of the Servicer, for the servicing and administration of the Mortgage Loans; provided, however, (i) such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder and (ii) the NIMS Insurer shall have consented to such sub-servicing agreement. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement. No such acknowledgment shall be deemed to imply that the Trustee has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Any variation in any Sub-Servicing Agreements from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03 Successor Sub-Servicers.

                  The Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer or the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

                  SECTION 3.04 Liability of the Servicer.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the NIMS Insurer, the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in
Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.

                  In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee, pursuant to its duties under Section 7.02, shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer's interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

                  The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  SECTION 3.07 Collection of Certain Mortgage Loan Payments.

                  The Servicer shall make reasonable efforts, in accordance with the Servicing Standard, to collect all payments called for under the terms and provisions of the Mortgage Loans and the provisions of any applicable insurance policies provided to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

                  SECTION 3.08 Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

                  To the extent required by the related Mortgage Note, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), into which all Escrow Payments shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, all Escrow Payments collected on account of the Mortgage Loans and shall deposit in the Escrow Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; or (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Servicer shall deposit in a Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or any Sub-Servicers shall pay to the Mortgagors interest on funds in the Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Escrow Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  SECTION 3.10 Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the Servicing
         Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to
         Section 10.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

                  (viii) all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated, non-interest bearing trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account, the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29 (unless such amounts are to be remitted in another manner as specified in the documentation establishing the related Advance Facility).

                  If, by 1:00 p.m. New York time, on the Servicer Remittance Date, the Servicer fails to remit to the Trustee for deposit into the Distribution Account any amounts required to be so remitted by the Servicer pursuant to this Agreement, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the prime rate for such date (as set forth in the WALL STREET JOURNAL) for the period commencing on the Servicer Remittance Date through the Business Day on which such failure is remedied.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the NIMS Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the NIMS Insurer, the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through
(iv) below, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;

                  (ii) any amounts required to be deposited pursuant to Section 3.24(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to
         Section 10.01;

                  (iv) any Compensating Interest to be deposited pursuant to
         Section 3.25 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee pursuant to the Agreement, including but not limited to Section 3.06 and Section 7.02.

                  SECTION 3.11 Withdrawals from the Collection Account and Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for
         (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.04; or (b) without limiting any right of withdrawal set forth in clause (vi) below, any unreimbursed Advances that, upon a Final Recovery Determination with respect to such Mortgage Loan, are Nonrecoverable Advances, but only to the extent that Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances;

                  (iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan or REO Property, and (c) without limiting any right of withdrawal set forth in clause
         (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Servicer as additional servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay itself, the NIMS Insurer or the Sponsor with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

                  (ix) to pay itself any Prepayment Interest Excess; and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 10.01.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Servicer shall provide written notification to the NIMS Insurer and the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 4.01;

                  (ii) to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (iii) to reimburse itself for expenses incurred pursuant to
         Section 9.01(c)(i);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 4.01, Section 7.02 and
         Section 8.05;

                  (vi) to pay to the Trustee, any Trustee Compensation; and

                  (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.30.

                  SECTION 3.12 Investment of Funds in the Collection Account, the Distribution Account, the Pre-Funding Accounts and the Interest Coverage Accounts.

                  (a) The Servicer may direct any depository institution maintaining the Collection Account and any REO Account to invest the funds on deposit in such accounts, the Depositor may direct any depository institution maintaining the Pre-Funding Accounts and the Interest Coverage Accounts, if any, and the Trustee may invest the funds on deposit in the Distribution Account or hold such funds uninvested (each such account, for the purposes of this Section 3.12, an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, any REO Account and the Pre-Funding Accounts, and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.24, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

                  All income and gain realized from the investment of funds deposited in the Pre-Funding Accounts held by or on behalf of the Depositor shall be for the benefit of the Depositor and shall be subject to its withdrawal in accordance with Section 4.05. The Depositor shall deposit in the Pre-Funding Accounts the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trustee may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of extraordinary Trust Fund expenses.

                  SECTION 3.13 [Reserved].

                  SECTION 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.24, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by competent servicers, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMS Insurer. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized, to the extent permitted under the related Mortgage Note, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the current underwriting criteria of the Servicer for a mortgage loan similar to the related Mortgage Loan. In connection with any assumption, modification or substitution, the Servicer or an agent of the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Title to any such property shall be taken in the name of the Trustee or its nominee, on behalf of the Certificateholders, subject to applicable law. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11(a) and Section 3.24. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to
Section 4.04(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c) The Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c), the Servicer shall be required to continue to make Advances pursuant to Section 4.04. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. Upon the satisfaction of the requirements set forth in Section 3.17(a), the Trustee shall immediately deliver the Mortgage File and any related documentation to the Servicer and will execute such documents provided to it as are necessary to convey the Mortgage Loan to the Servicer.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

                  SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee (or the Custodian on behalf of the Trustee), in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it or its designee of the Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian on behalf of the Trustee) shall, within three Business Days, release the related Mortgage File to the Servicer or its designee (which, shall be sent by overnight mail at the Servicer's expense). Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee (or the Custodian on behalf of the Trustee) shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee (or the Custodian on behalf of the Trustee) of two executed copies of a written Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer or its designee within three Business Days, which shall be sent by overnight mail, at the expense of the Servicer or the related Mortgagor, and the Trustee (or the Custodian on behalf of the Trustee) shall, at the written direction of the Servicer, execute such documents provided to it by the Servicer as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee (or the Custodian on behalf of the Trustee) an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee (or the Custodian on behalf of the Trustee), the Servicer shall provide notice to the Trustee (or the Custodian on behalf of the Trustee) of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee (or the Custodian on behalf of the Trustee) to the Servicer or its designee within three Business Days.

                  (c) Upon written certification of a Servicing Officer, the Trustee (or the Custodian on behalf of the Trustee) shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee (or the Custodian on behalf of the Trustee) and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or the Custodian on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18 Servicing Compensation.

                  As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.24. Except as provided in Section 3.30, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.24(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.25. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  The Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

                  SECTION 3.19 Reports to the Trustee; Collection Account Statements.

                  Not later than thirty days after each Distribution Date, the Servicer shall forward, upon request, to the NIMS Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

                  SECTION 3.20 Statement as to Compliance.

                  The Master Servicer and each Servicer shall deliver to the Master Servicer, the Depositor and the Trustee, not later than March 1st of each calendar year beginning in 2007, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer or the related Servicer (as the case may be) during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement (including, but not limited to the related Servicing Agreement) has been made under such officer's supervision and
(ii) to the best of such officers' knowledge, based on such review, the Master Servicer or the related Servicer (as the case may be) has fulfilled all of its obligations under this Agreement or other applicable servicing agreement (including, but not limited to the related Servicing Agreement) in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer or the related Servicer (as the case may be) has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer, the Master Servicer or the related Servicer (as the case may be)shall deliver a similar Annual Statement of Compliance by that subservicer to the Trustee as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).
                  If the Master Servicer or the related Servicer (as the case may be) cannot deliver the related Annual Statement of Compliance by March 1st of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer or the related Servicer (as the case may be) to deliver such Annual Statement of Compliance, but in no event later than March 10th of such year.



                  Failure of the Master Servicer to timely comply with this
Section 3.13 shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                  SECTION 3.21 Assessments of Compliance and Attestation
Reports.

                  On and after January 1, 2006, the Master Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1123 of Regulation AB, the Master Servicer and the Custodian (the "Attesting Party") shall deliver to theTrustee on or before March 1 of each calendar year beginning in 2007, a report regarding the Master Servicer's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

                  (a) statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (b) statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit U hereto, and which will also be attached to the Assement of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans;

                  (d) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

                  (e) A statement as to which of the Servicing Criteria, if any, are not applicable to such Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

                  Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit U hereto which are indicated as applicable to the related Attesting Party.

                  On or before March 1st of each calendar year beginning in 2007, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Trustee a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

                  The Master Servicer shall cause any subservicer, and each subcontractor determined by the Master Servicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

                  Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit U hereto which are indicated as applicable to any "primary servicer." Notwithstanding the foregoing, as to any subcontractor (as defined in the related servicing agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

                  If the Master Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 1st of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

                  Failure of the Master Servicer to timely comply with this
Section 3.14 shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                  The Trustee shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit U hereto which are indicated as applicable to the "trustee." In addition, the Trustee shall cause the Custodian to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit U hereto which are indicated as applicable to a "custodian." Notwithstanding the foregoing, as to any Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

                  Each Attesting Party shall indemnify and hold harmless the Trustee and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Attesting Party of any if its obligations under hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any Echange Act Report, (b) any misstatement or omission in any information, data or materials provided by such Attesting Party, or (c) the negligence, bad faith or willful misconduct of such Attesting Party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, then each Attesting Party agrees that it shall contribute to the amount paid or payable by the Trustee as a result of any claims, losses, damages or liabilities incurred by the Trustee in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and such Attesting Party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

                  SECTION 3.22 Intention of the Parties and Interpretation.

                  Each of the parties acknowledges and agrees that the purpose of Sections 3.20 and 3.21 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB,
(c) the parties shall comply with reasonable requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

                  SECTION 3.23 Access to Certain Documentation; Filing of Reports by Trustee.

                  (a) The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to the Trustee, the NIMS Insurer and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it, at the expense of the Person requesting such access.

                  (b) (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as part of the monthly statement; provided that the Trustee shall have received no later than [5] days prior to the date such Distribution Report on Form 10-D is required to be filed, all information required to be provided to the Trustee as described in clause (a)(iv) below.

                  The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust, signed by the Master Servicer, as and when required; provided, that, the Trustee shall have received no later than one Business Day prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report and required to be provided to the Trustee as described in clause (a)(iv) below.

                  Prior to January 30 in each year commencing in 2007, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by each Attesting Party (including without limitation the Master Servicer) pursuant to Sections 3.13 and 3.14 (including with respect to any subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by each Attesting Party (including without limitation the Master Servicer) pursuant to Sections 3.13 and 3.14 (including with respect to any subservicer or subcontractor, if required to be filed) and with respect to the Trustee and the Custodian, and the Form 10-K certification signed by the Master Servicer; provided that the Trustee shall have received no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K all information, data and exhibits required to be provided or filed with such Form 10-K and required to be provided to the Trustee as described in clause (a)(iv) below.

                  As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Trust Fund, the related Attesting Party's obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit V as the responsible party for providing that information, if other than the Trustee, as and when required as described above. Each of the Master Servicer, Sponsor and Depositor hereby agree to notify and provide to the Trustee all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Trust Fund, with respect to which the related Attesting Party is indicated in Exhibit V as the responsible party for providing that information. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Trustee any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Trustee shall be responsible for determining the significance percentage (as defined in Item 1115 of Regulation AB) of the Swap Provider at any time. The Master Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.

                  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.16; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor [__________]. Fees and expenses incurred by the Trustee in connection with this Section 3.16 shall not be reimbursable from the Trust Fund.

                  In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (a "Form of Back-Up Certification for Form 10-K Certificate," substantially in the form attached hereto as Exhibit T) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

                  The Depositor agrees to furnish promptly to the Trustee, from time to time upon request, such additional information, data, reports, documents, and financial statements within the Depositor's possession or control as the Trustee reasonably requests as necessary or appropriate to prepare and file the foregoing reports. The Trustee shall make available to the Depositor copies of all Exchange Act Reports filed hereunder.

                  Other than the Exchange Act Reports specified above, the Trustee shall have no responsibility to file any items or reports with the SEC under the 1934 Act or otherwise; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the 1934 Act.

                  The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                  [The Sponsor shall pay all costs and expenses of the Trustee related to the preparation and filing of any Current Report on Form 8-K, any Distribution Report on Form 10-D (other than the costs and expense of the Trustee associated with the preparation and filing of the Statement to Certificateholders), or any amendment to any Exchange Act Report. Except as otherwise provided herein, all expenses incurred by the Trustee in connection with its preparation and filing of Exchange Act Report s hereunder shall not be reimbursable from the Trust.][Bear and EMC to discuss]

                  Any party that signs any Exchange Act Report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act Report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

                  The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 3.16 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

                  The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section 3.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

                  [The Trustee shall not be responsible or liable in any respect for any failure to file timely any Exchange Act Report in respect of the Trust or for any incomplete or deficient filing of any Exchange Act Report in respect of the Trust resulting from any failure of the Depositor, any Servicer or any other transaction party to comply fully and timely with any of its obligations to provide any information or data to the Trustee. In addition, if the Trustee determines, in its reasonable judgment, that any Exchange Act Report proposed to be filed in respect of the Trust contains any material misstatement or omission, the Trustee shall thenceforth be relieved of any and all obligations hereunder to provide any certification in respect of the Trust (including, particularly, the certification specified in Item 601(b)(31)(ii) of Regulation S-K) or to execute and file any Exchange Act Report in respect of the Trust.]

                  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 3.16 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

                  Nothing shall be construed from the foregoing subsections (a),
(b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

                  Notwithstanding the provisions of Section 11.01, this Section
3.16 may be amended without the consent of the Certificateholders.

                  SECTION 3.24 Title, Management and Disposition of REO
Property.

                  (a) The deed or certificate of sale of any REO Property shall, subject to applicable laws, be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee and the NIMS Insurer an Opinion of Counsel acceptable to the NIMS Insurer and addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.24(a)) as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain, operate and dispose of such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

                  (1) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (2) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (3) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (4) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (1) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (2) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (3) none of the provisions of this Section 3.24(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (4) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

                  (d) In addition to the withdrawals permitted under Section 3.24(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.24(c) or this Section 3.24(d).

                  (e) Subject to the time constraints set forth in Section 3.24(a), each REO Disposition shall be carried out by the Servicer in a manner, at such price and upon such terms and conditions as shall be normal and usual in the Servicing Standard.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements of the Code.

                  SECTION 3.25 Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

                  Not later than 1:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 3.26 [Reserved].

                  SECTION 3.27 Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.27 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.28 [Reserved].

                  SECTION 3.29 [Reserved].

                  SECTION 3.30 Advance Facility.

                  The Servicer, with the consent of the NIMS Insurer, is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (1) the Servicer sells, assigns or pledges to another Person (together with such Person's successors and assigns, an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Depositor, the Trustee, the Certificateholders or any other party (other than the NIMS Insurer consent) shall be required before the Servicer may enter into an Advance Facility. The Servicer shall notify the NIMS Insurer and each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances ("Advance Reimbursement Amounts") and/or Servicing Advances including Nonrecoverable Advances ("Servicing Advance Reimbursement Amounts" and together with Advance Reimbursement Amounts, "Reimbursement Amounts") (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then the Servicer shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.11(a)(ii), (iii), (vi) and (vii) and remit such Reimbursement Amounts in accordance with Section 3.10(b) or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Funds or distributed to Certificateholders.

                  If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

                  Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor or the Trustee shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility and the Depositor shall not have any responsibility to track, monitor or verify the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer and (upon request) the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information. Any successor Servicer shall reimburse the predecessor Servicer and itself for outstanding Advances and Servicing Advances, respectively, with respect to each Mortgage Loan on a first in, first out ("FIFO") basis; provided that the successor Servicer has received prior written notice from the predecessor Servicer or the Advancing Person of reimbursement amounts owed to the predecessor Servicer. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan.

                  An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding or purchase of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

                  Upon the direction of and at the expense of the Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents provided by the Servicer recognizing the interests of any Advance Facility Trustee in such Reimbursement Amounts as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.30.

                  The Servicer shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

                  The Servicer shall indemnify the Depositor, the Trustee, the NIMS Insurer, any successor servicer and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct or breach of its duties hereunder on the part of the Depositor, the Trustee, the NIMS Insurer or any successor servicer.

                  Any amendment to this Section 3.30 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.30, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder but the consent of the NIMS Insurer, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that: (a) the Advances and/or Servicing Advances purchased, financed by and/or pledged to the Advancing Person are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advance financed by the Advancing Person and (b) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person.

                                   ARTICLE IV

                                  FLOW OF FUNDS

                  SECTION 4.01 Distributions.

                  (a) (I) On each Distribution Date, the Trustee shall, first, withdraw from the Distribution Account an amount equal to the Credit Risk Manager Fee for such Distribution Date and shall pay such amount to the Credit Risk Manager and, then, shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Class; and

                  (ii) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

                  (II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

                  (i) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such Class; and

                  (ii) to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

                  (III) On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

                  (b) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Group I Certificates pursuant to Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

                  (IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) second, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to
         Section 4.01(c)(I)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) sixth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) seventh, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) eighth, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) ninth, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (x) tenth, to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (xi) eleventh, to the Holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (xii) twelfth, to the Holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (xiii) twelfth, to the Holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

                  With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the Holders of the Class II-A1 Certificates, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero; second, to the Holders of the Class II-A2 Certificates, until the Certificate Principal Balance of the Class II-A2 Certificates has been reduced to zero; third, to the Holders of the Class II-A3 Certificates until the Certificate Principal Balance of the Class II-A3 Certificates has been reduced to zero and fourth, to the Holders of the Class II-A4 Certificates until the Certificate Principal Balance of the Class II-A4 Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates, the Class B Certificates and the Class C Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the Holders of the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-A4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class.

                  (c) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(b) above;

                  (ii) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount for each such Class;

                  (iii) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates which exceed the amounts received under the Cap Contract, without taking into account amounts, if any, received under the Swap Agreement;

                  (iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

                  (v) to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount for such Distribution Date and
         (b) on any Distribution Date on which the Certificate Principal Balances of the Adjustable-Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (vii) any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-4 Interest).

                  (d) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

                  (i) concurrently, to each Class of Class A Certificates, the related Cap Amount, from payments made under the Cap Contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (ii) sequentially, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, the related Cap Amount, from payments made under the Cap Contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (iii) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

                  (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

                  (e) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

                  (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                  (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

                  (iii) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

                  (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

                  (v) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount, after taking into account distributions made pursuant to Section 4.01(a)(4)(i);

                  (vi) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

                  (vii) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining; and

                  (viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

                  (f) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Amounts paid by the Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

                  (g) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                  On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (i) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

                  SECTION 4.02 [Reserved].

                  SECTION 4.03 Statements.

                  (i) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Master Servicer, the Swap Provider and the Depositor a statement setting forth for the Certificates:

                  (ii) the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

                  (iii) with respect to each Loan Group, the total cash flows received and the general sources thereof;

                  (iv) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

                  (v) with respect to each Loan Group, the amount of any Net Swap Payment payable to the trust with respect to the related Loan Group, any related Net Swap Payment payable to the related Swap Provider, any Swap Termination Payment payable to the trust with respect to the related Loan Group and any Swap Termination Payment payable to the Swap Provider;

                  (vi) with respect to each Loan Group, the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

                  (vii) with respect to each Loan Group, the amount of such distribution to Holders of each Class allocable to interest and the portion thereof, if any, provided by the related Interest Rate Swap Agreement and the related Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement with respect to each Loan Group;

                  (viii) with respect to each Loan Group, the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for each Class of Certificates (if any);

                  (ix) the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

                  (x) with respect to each Loan Group, the number and the aggregate of the Stated Principal Balance of (A) all of the Mortgage Loans and (B) the Adjustable Rate Mortgage Loans, for the following Distribution Date, together with updated pool composition information;

                  (xi) the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Class before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (xii) the number and aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

                  (xiii) with respect to each Loan Group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  (xiv) with respect to each Loan Group, the aggregate amount of Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

                  (xv) with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts through the end of the preceding month;

                  (xvi) with respect to each Loan Group and if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

                  (xvii) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

                  (xviii) with respect to each Loan Group, the aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loans as of the end of the related Prepayment Period;

                  (xix) with respect to each Loan Group, the total number and principal balance of any real estate owned or REO Properties as of the end of the related Prepayment Period;

                  (xx) with respect to each Loan Group, the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in such Loan Group, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, and
         (2) Adjustable Rate Mortgage Loans;

                  (xxi) the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

                  (xxii) with respect to each Loan Group, information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

                  (xxiii) with respect to each Loan Group, the amount of the Prepayment Charges remitted by the Master Servicer and the amount on deposit in the Reserve Fund;

                  (xxiv) updated pool composition data including the following with respect to each Loan Group: average loan balance, weighted average mortgage rate, weighted average loan-to-value ratio at origination, weighted average FICO at originationweighted average remaining term; [NOTE - Item 1121(a)(8) requires updated pool composition information, the foregoing is a suggestion of what to provide]

                  (xxv) with respect to each Loan Group, information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable;

                  (xxvi) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund;

                  (xxvii) with respect to each Loan Group, material breaches of Mortgage Loan representations or warranties or transaction covenants; and

                  (xxviii) the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

                  (xxix) The Depositor agrees that there will be no material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund and (xxv) above may be omitted. The Depositor agrees with the Trustee that there will be no new issuance of securities backed by the same asset pool, so the Trustee will only be responsible in (xxiv) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Credit Risk Manager and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "https://www.tss.db.com/invr". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall make available to the NIMS Insurer and the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to the NIMS Insurer, upon request, and each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  SECTION 4.04 Remittance Reports; Advances.

                  (a) By the second Business Day following each Determination Date, but in no event later than such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer, the Servicer shall deliver or cause to be delivered to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) up to two Remittance Reports with respect to the related Distribution Date, which Remittance Reports the Trustee shall use in preparing the statement pursuant to
Section 4.03. No later than the second Business Day following each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.24 for distribution on such Distribution Date.

                  On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the NIMS Insurer and the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the NIMS Insurer, the Depositor and the Trustee. Furthermore, the Servicer shall not be required to advance Relief Act Interest Shortfalls.

                  SECTION 4.05 Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled "[________]" (the "Group I Pre-Funding Account") and "[________]" (the "Group II Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Accounts as directed by the Depositor in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment or (iii) within one Business Day of the Trustee's receipt thereof. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Accounts shall be transferred to the Depositor. The Depositor shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Accounts be assets of any REMIC created hereunder.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, an amount equal to 100% of the Stated Principal Balances of the Subsequent Group I Mortgage Loans or the Subsequent Group II Mortgage Loans, as applicable, transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
         2.08 with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Accounts (exclusive of any investment income therein) for distribution in accordance with the terms hereof;

                  (iii) Pay to the Depositor any income and gain realized from the investment of funds in the Pre-Funding Accounts;

                  (iv) To withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error; and

                  (v) To clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  Withdrawals pursuant to clauses (i), (ii) and (iii) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.

                  SECTION 4.06 Interest Coverage Accounts.

                  (a) If amounts are required to be deposited in the Interest Coverage Accounts, no later than the Closing Date, the Trustee shall establish and maintain a segregated non-interest bearing trust account that is an Eligible Account, which shall be titled (i) "[________]" (the "Group I Interest Coverage Account") and (ii) "[________]" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in each Interest Coverage Account and retain therein the related Interest Coverage Amount, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee shall invest funds deposited in the Interest Coverage Accounts in Permitted Investments of the kind described in clauses (i),
(v) or (vi) of the definition of Permitted Investments, as specified in a written direction from the Depositor, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time shall either Interest Coverage Account be an asset of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Distribution Date. The Depositor shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) On each Distribution Date during the Funding Period and on the last day of the Funding Period, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the related Original Pre-Funded Amount, over the aggregate Stated Principal Balance of related Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average Pass-Through Rate of the related Offered Certificates for such Distribution Date, with the Pass-Through Rate on the related Offered Certificates, solely for the purposes of the foregoing calculation, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Servicer to REMIC I. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Accounts and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that shall occur during the Funding Period or that shall be the last day of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and Mezzanine Certificates for the current Distribution Date).

                  (d) Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.

                  SECTION 4.07 Net WAC Rate Carryover Reserve Account.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "[________]." All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Adjustable-Rate Certificates in the manner set forth in Section 4.01(d).

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Adjustable-Rate Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. In addition, any payments received by the Trustee under the Cap Contract on each Distribution Date will be deposited into the Net WAC Rate Carryover Reserve Account. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Adjustable-Rate Certificates, and will distribute such amounts to the Holders of the Adjustable-Rate Certificates in the amounts and priorities set forth in Section 4.01(d).

                  On each Distribution Date, any amounts remaining in the Net WAC Rate Reserve Account (representing payments received by the Trustee under the Cap Contract) after the payment of any Net WAC Rate Carryover Amounts on the Adjustable-Rate Certificates for such Distribution Date, shall be payable to the Trustee. For so long as any Adjustable-Rate Certificates are beneficially owned by the Depositor or any of its Affiliates, the Depositor shall refund or cause such Affiliate to refund any amounts paid to it under the Cap Contract to the Trustee who shall, pursuant to the terms of the Cap Contract, return such amount to the counterparty thereunder.

                  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be treated as a grantor trust. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Cap Contract) shall be treated as amounts distributed by REMIC 4 to the Holder of the Class C Interest and by REMIC 5 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Adjustable-Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Holder of the Class C Certificates or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Adjustable-Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

                  For federal tax return and information reporting, the right of the Holders of the Adjustable-Rate Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Cap Carry Forward Amounts may have more than a DE MINIMIS value.

                  SECTION 4.08 Distributions on the REMIC Regular Interests.

                  (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (1)(i) to the Holders of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1PF and REMIC 1 Regular Interest LTP in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC 1 Regular Interest LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2) to the Holders of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) first, to the Holders of REMIC 1 Regular Interest
                  LT1, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1 is reduced to zero; then, to the Holders of REMIC 1 Regular Interest LT1PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1PF is reduced to zero; provided however, with respect to the first Distribution Date, principal payments on the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all principal payments on the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance thereof has been reduced to zero; and

                           (b) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).

                  With respect to the Group II Mortgage Loans:

                  (1) to the Holders of REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the Holders of REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) first, to the Holders of REMIC 1 Regular Interest
                  LT2, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2 is reduced to zero; then, to the Holders of REMIC 1 Regular Interest LT2PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2PF is reduced to zero; provided however, with respect to the first Distribution Date, principal payments on the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all principal payments on the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2PF until the Uncertificated Principal Balance thereof has been reduced to zero; and

                           (b) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LTP. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest LTP shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (1) to Holders of each of REMIC 2 Regular Interest I and REMIC 2 Regular Interest I-1-A through I-40-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 2 Regular interests I-1-A through I-40-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 2 Regular Interest is reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 2 Regular Interests, and second, to the extent of the Overcollateralization Release Amounts, to REMIC 2 Regular Interest I-40B until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

                  (3) to the Holders of REMIC 2 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

                  (c) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

                  (i) first, to the Holders of REMIC 3 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) second, to the extent of Available Funds, to Holders of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2, REMIC 3 Regular Interest LTB3, REMIC 3 Regular Interest LTZZ and REMIC 3 Regular Interest LTP, on a PRO RATA basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 3 Regular Interest LTZZ shall be reduced and deferred when the REMIC 3 Overcollateralization Amount is less than the REMIC 3 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTB3 in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 3 Regular Interest LTZZ shall be increased by such amount; and

                  (iii) third, to the Holders of REMIC 3 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) 98.00% of such remainder to the Holders of REMIC
                  3 Regular Interest LTAA and REMIC 3 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 3 Regular Interest is reduced to zero; provided, however, that REMIC 3 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 3 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

                           (b) 2.00% of such remainder first, to the Holders of
                  REMIC 3 Regular Interest LTIA1, REMIC 3 Regular Interest LTIIA1, REMIC 3 Regular Interest LTIIA2, REMIC 3 Regular Interest LTIIA3, REMIC 3 Regular Interest LTIIA4, REMIC 3 Regular Interest LTM1, REMIC 3 Regular Interest LTM2, REMIC 3 Regular Interest LTM3, REMIC 3 Regular Interest LTM4, REMIC 3 Regular Interest LTM5, REMIC 3 Regular Interest LTM6, REMIC 3 Regular Interest LTM7, REMIC 3 Regular Interest LTM8, REMIC 3 Regular Interest LTM9, REMIC 3 Regular Interest LTM10, REMIC 3 Regular Interest LTB1, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTB3, of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 3 Regular Interests are reduced to zero, and second, to the Holders of REMIC 3 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 3 Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-3 Interest).

                  SECTION 4.09 Allocation of Realized Losses.

                  (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fifteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  (b) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first Distribution Date, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first Distribution Date, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2PF until the Uncertificated Principal Balance thereof has been reduced to zero.

                  (c) With respect to the REMIC 2 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated by the Trustee on each Distribution Date, first to REMIC 2 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 2 Regular Interest I-1-A through REMIC 2 Regular Interest I-40-B, starting with the lowest numerical denomination until such REMIC 2 Regular Interest has been reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 2 Regular Interests.

                  (d) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 3 Regular Interest LTAA and REMIC 3 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA and REMIC 3 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 3 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTB3 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTB3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTB2 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTB2 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTB1 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTB1 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM10 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM10 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM9 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM9 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM8 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM8 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM7 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM7 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM6 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM6 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM5 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM5 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM4 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM4 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM3 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM3 has been reduced to zero; fourteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM2 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM2 has been reduced to zero; and fifteenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LTAA, REMIC 3 Regular Interest LTM1 and REMIC 3 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LTM1 has been reduced to zero.

                  SECTION 4.10 Swap Account.

                  (a) On the Closing Date, there is hereby established a separate trust (the "Supplemental Interest Trust"), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee, who initially, shall be the Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, "Swap Account, Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for the registered Certificateholders of First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4." Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

                  (b) On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC 7 Regular Interest SWAP IO to the extent of the amount distributable on REMIC 7 Regular Interest SWAP IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

                  (c) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust.

                  (d) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

                  (e) The Trustee shall treat the Holders of Certificates (other than the Class P, Class C and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated PRO RATA among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over
(ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 3, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

                  SECTION 4.11 Tax Treatment of Swap Payments and Swap Termination Payments.

                  For federal income tax purposes, each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Floating Rate Certificates as follows: each Floating Rate Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Floating Rate Certificate. Resecuritization of any Floating Rate Certificate in a REMIC will be permissible only if the Trust Administrator hereunder is the trustee in such resecuritization.

                  The REMIC regular interest corresponding to a Floating Rate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Floating Rate Certificate may exceed the actual amount of distributions on the Floating Rate Certificate

                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  Each of the Adjustable-Rate Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Adjustable-Rate Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof, provided, that the Adjustable-Rate Certificates must be purchased in minimum total investments of $100,000 per Class and that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Adjustable-Rate Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

                  SECTION 5.02 Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices of the Trustee's agent located at [________] and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for four separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-5 Interest, the Class R-6 Interest and the Class R-7 Interest that was evidenced by the Class R-X Certificate being exchanged.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) No transfer, sale, pledge or other disposition of any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501 of the 1933 Act.

                  No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Depositor, the Trustee and the Servicer and on which they may rely which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each beneficial owner of an Offered Certificate or any interest therein acquired when the Supplemental Interest Trust is in existence, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and
(B) the acquisition and holding of such Certificate and the separate right to receive payment from the Supplemental Interest Trust are eligible for the exemptive relief available under one of PTCE 95-60 in the case of a Class B Certificate and in the case of the Class A and Mezzanine Certificates PTCE 84-14, 91-38, 90-1, 95-60 and 96-23.

                  Subsequent to the termination of the Supplemental Interest Trust, each Transferee of a Mezzanine Certificate or Class B Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) (or in the case a Class B Certificate, must represent) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets or (b) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Mezzanine Certificate or Private Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the NIMS Insurer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the NIMS Insurer, in form and substance satisfactory to the Trustee and the NIMS Insurer, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  SECTION 5.03 Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04 Persons Deemed Owners.

                  The Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05 Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the NIMS Insurer.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

                  SECTION 6.01 Liability of the Servicer and the Depositor.

                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

                  Any entity into which the Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

                  SECTION 6.03 Limitation on Liability of the Servicer and
Others.

                  Neither the Servicer nor the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties as Servicer or Depositor, as the case may be, hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and the Depositor, and any director or officer or employee or agent of the Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its obligations and duties hereunder or by reason of its failure to perform its obligations or duties hereunder and (ii) any breach of a representation or warranty regarding the Mortgage Loans. The Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

                  The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Credit Risk Manager, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its appointment as Credit Risk Manager or its performance of its duties as such) incurred in connection with any claim or legal action or any pending or threatened claim or legal action relating to this Agreement, the Credit Risk Management Agreement or the Certificates, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under the Pooling Agreement or Credit Risk Manager Agreement for which the Credit Risk Manager is indemnified by the Servicer under the Credit Risk Manager Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Credit Risk Manager Agreement or by reason of reckless disregard of obligations and duties thereunder. Any payment to the Credit Risk Manager pursuant to this
Section 6.03 shall be prior to any distributions to the Certificateholders.

                  SECTION 6.04 Servicer Not to Resign.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee, the Depositor and the NIMS Insurer and the requirements of Section 7.02 and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated, with the consent of the NIMS Insurer, a successor servicer in accordance with
Section 7.02.

                  Except as expressly provided in this Agreement, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

                  SECTION 6.05 Delegation of Duties.

                  In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Servicer shall provide the Trustee and the NIMS Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                  SECTION 6.06 Credit Risk Manager.

                  For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Trustee, if it has been notified in writing of such termination or appointment, shall give written notice thereof to the Servicer and the Depositor.

                  If Holders of the Certificates entitled to 66 2/3% or more of the Voting Rights request in writing to the Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section 6.06. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

                  SECTION 6.07 Inspection.

                  The Servicer, in its capacity as Servicer, shall afford the Trustee and the NIMS Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Servicer Events of Termination.

                  (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Advance; or
         (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 11:00 A.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer, and the Servicer shall have received, notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall, at the direction of the NIMS Insurer, terminate all of the rights and obligations of the Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii) and (iv) above, the Trustee shall, at the direction of the NIMS Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by the NIMS Insurer or the Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Servicer. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Servicer, by the Trust.

                  Notwithstanding the termination of the Servicer hereunder, the Servicer shall be entitled to reimbursement of all unpaid Servicing Fees and all unreimbursed Advances and Servicing Advances in the manner and at the times set forth herein.

                  SECTION 7.02 Trustee to Act; Appointment of Successor.

                  (a) From the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer shall by approved by the NIMS Insurer (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer, and will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to reimburse the Trustee pursuant to Section 3.06 or to indemnify the Trustee or the NIMS Insurer pursuant to Section 8.05(b)), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All reasonable Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  (b) Any successor to the Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

                  SECTION 7.03 Waiver of Defaults.

                  The Majority Certificateholders may, on behalf of all Certificateholders and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the consent of the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the NIMS Insurer.

                  SECTION 7.04 Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Termination or within five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and to the NIMS Insurer notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.

                  SECTION 7.05 Survivability of Servicer Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01 Duties of Trustee.

                  The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMS Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Termination Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer, the NIMS Insurer or the Majority Certificateholders.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02 Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand and, if not reimbursed by the Servicer or the NIMS Insurer (if not requested by the NIMS Insurer), shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (ix) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the Servicer pursuant to
         Section 3.12; and

                  (x) The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11.

                  In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties' name, address and other identifying information.

                  SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document, other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Sponsor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Sub- Servicer taken in the name of the Trustee; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

                  SECTION 8.04 Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

                  SECTION 8.05 Trustee Compensation and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Compensation prior to making any distributions to Certificateholders consisting of income earned on amounts on deposit in the Distribution Account. The Trustee shall pay the Custodian (as compensation for the Custodian's services under the Custodial Agreement) any amount payable to the Custodian in accordance with a fee schedule attached as an exhibit to the Custodial Agreement from amounts on deposit in the Distribution Account. In addition, on each Distribution Date the Trustee shall pay the Custodian amounts, if any, from the Distribution Account required to reimburse the Custodian for expenses, costs and liabilities incurred by or reimbursable to the Custodian accordance with the Custodial Agreement, but not otherwise covered by the indemnification to the Custodian contemplated in the next paragraph, as such expenses are set forth in writing by the Custodian to the Trustee by the related Determination Date.

                  The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement for which the Trustee is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. It is understood by the parties hereto that a "claim" as used in the preceding sentence includes any claim for indemnification made by the Custodian under Section 22 of the Custodial Agreement; provided such claim for indemnification relates to a loss, liability or expense incurred by the Custodian that either (A) is not an expense or disbursement incurred or made by the Custodian, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Custodian's performance in accordance with the provisions of the Custodial Agreement or (B) relates to Mortgage Loans which are in default or as to which default is reasonably foreseeable (as determined by the Servicer and communicated to the Trustee); and provided, further, that the Trustee shall not lose any right it may have to indemnification under this Section 8.05 due to the willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian's reckless disregard of its obligations and duties under the Custodial Agreement. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section 8.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee.

                  (b) The Servicer agrees to indemnify the Trustee, the NIMS Insurer or any director, officer, employee or agent of the Trustee or the NIMS Insurer from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee and the Servicer for actions prior to such resignation or removal. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06 Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07 Resignation or Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the NIMS Insurer or the Servicer may remove the Trustee. If the Depositor, the NIMS Insurer or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the NIMS Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Majority Certificateholders (or the NIMS Insurer upon the failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee acceptable to the NIMS Insurer in accordance with this Section.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                  SECTION 8.08 Successor Trustee.

                  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the NIMS Insurer, the Depositor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  SECTION 8.09 Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer and NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee, acting jointly, and with the consent of the NIMS Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the NIMS Insurer and the Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 8.11 Limitation of Liability.

                  The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  SECTION 8.12 Trustee May Enforce Claims Without Possession of Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Sponsor, the Depositor, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, the NIMS Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Sponsor, the Servicer, the Depositor and such Certificateholder and shall make available to the Sponsor, the Servicer, the Depositor, the NIMS Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Sponsor, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                  SECTION 8.13 Suits for Enforcement.

                  In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders or the NIMS Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMS Insurer and the Certificateholders.

                  SECTION 8.14 Waiver of Bond Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever. SECTION 8.16 Appointment of the Custodian.

                  The Trustee shall, at the direction of the Depositor and with the consent of the Servicer, appoint the Custodian to hold all or a portion of the Mortgage Files. The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor at the direction of the Depositor to the Trustee, the consent to which shall not be unreasonably withheld. The Custodian shall be entitled to its fees and expenses in accordance with the Custodial Agreement, which fees and expenses shall be paid to the Custodian from the sources and in the manner set forth in Section 8.05. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of the Custodial Agreement, which agreement may be amended from time to time, and shall have the right to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. Notwithstanding anything to the contrary in this Agreement, the Custodian is not an agent of the Trustee and in no event shall the Trustee be liable for any acts, omission, duties, obligations, or liabilities of the Custodian. In no event shall the appointment of the Custodian pursuant to the Custodial Agreement diminish the obligations of the Trustee hereunder.

                                   ARTICLE IX

                              REMIC ADMINISTRATION

                  SECTION 9.01 REMIC Administration.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trustee shall be entitled to reimbursement of expenses incurred pursuant to this Section 9.01(c) to the extent provided in Section 8.05.

                  (d) The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the related "Tax Matters Person") with respect to REMIC 1, REMIC 2, REMIC 3 and REMIC 4 and shall act as Tax Matters Person for REMIC 1, REMIC 2, REMIC 3 and REMIC 4. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 5, REMIC 6 and REMIC 7 and shall act as Tax Matters Person for REMIC 5, REMIC 6 and REMIC 7. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

                  (f) The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the NIMS Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

                  (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

                  (k) On or before April 15th of each calendar year beginning in 2006, the Servicer shall deliver to the NIMS Insurer, the Trustee and each Rating Agency an Officers' Certificate stating the Servicer's compliance with the provisions of this Section 9.01.

                  (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete Form 8811.

                  SECTION 9.02 Prohibited Transactions and Activities.

                  Neither the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

                  (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMS Insurer, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                   ARTICLE X

                                   TERMINATION

                  SECTION 10.01 Termination.

                  (a) The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust,
(iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in [________]. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Servicer (in such context, the "Terminator"), may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the sum of (i) the aggregate Stated Principal Balances of the Initial Mortgage Loans on the Cut-off Date and (ii) the Original Pre-Funded Amounts, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c) by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Adjustable Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (z) applies to such determination, notwithstanding anything to the contrary above, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination payment payable to the Swap Provider (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any amounts owned to the NIMS Insurer (as it notifies the Trustee and Servicer in writing). If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee as provided in (ii) above, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) notwithstanding anything to the contrary above, the Trustee may conclusively rely on, and shall be fully protected in relying on, such appraisal.

                  In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

                  SECTION 10.02 Additional Termination Requirements.

                  (a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; and without the consent of the NIMS Insurer and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein (iii) to amend the provisions of Section 3.23(b) or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.23(b).

                  In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Swap Provider or the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, and satisfactory to the NIMS Insurer, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to Section 4.10 or Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the NIMS Insurer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02 Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.03 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  SECTION 11.05 Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, [________], Attention:
Investor Reporting Manager, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Trustee in writing by the Servicer, (b) in the case of the Trustee, [________], Attention:
[________] (telecopy number: ([________]), or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Servicer in writing by the Trustee, (c) in the case of the Depositor, [________], Attention: Legal, or such other address as may be furnished to the Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer. Notwithstanding anything herein to the contrary, the Trustee shall have no obligation to forward any information, reports, demands, directions or notices or any other documents to the NIMS Insurer unless it has been informed in writing by the Depositor that a NIMS Insurer has been duly appointed. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.08 Notice to the Rating Agencies and the NIMS Insurer.

                  (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Sections 4.03 and 3.19 hereof and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
         Section 3.20 hereof;

                  (ii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

                  Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041, Attention: Residential Mortgage Surveillance Group.

                  SECTION 11.09 Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 11.10 Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.11 Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  SECTION 11.12 Third Party Rights.

                  The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      FINANCIAL ASSET SECURITIES CORP.,
                                      as Depositor


                                      By:
                                                 -------------------------------
                                      Name:
                                      Title:



                                      NATIONAL CITY HOME LOAN SERVICES, INC.,
                                      as Servicer


                                      By:
                                                 -------------------------------
                                      Name:
                                      Title:



                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                      as Trustee


                                      By:
                                                 -------------------------------
                                      Name:
                                      Title:

                                      By:
                                                 -------------------------------
                                      Name:
                                      Title:

STATE OF                             )
                                     ) ss.:
COUNTY OF                            )

                  On the ____th day of [____], [____] before me, a notary public in and for said State, personally appeared ___________________known to me to be a ____________________ of [____________]., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  ---------------------------
                                  Notary Public

STATE OF                             )
                                     ) ss.:
COUNTY OF                            )


                  On the ___th day of [_______], [___] before me, a notary public in and for said State, personally appeared ___________________known to me to be a ___________________ of [__________]., a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  ---------------------------
                                  Notary Public

STATE OF                             )
                                     ) ss.:
COUNTY OF                            )


         On the ___th day of [_______], [____] before me, a notary public in and for said State, personally appeared____________________, known to me to be a(n)____________________ and _____________________, known to me to be a(n)
_____________________of [_________], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  ---------------------------
                                  Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS I-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), MUST BE MADE IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $370,777,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $370,777,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N WY 3
Class                                           :   I-A1
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

                                   Class I-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans")

                   FINANCIAL ASSET SECURITIES CORP., Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A1 Certificate (obtained by dividing the Denomination of this Class I-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class I-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class I-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                        FIRST FRANKLIN MORTGAGE LOAN TRUST
                                        2005-FFH4

                                        By:  DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [Reverse of Class I-A1 Certificate]

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Prior to termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate be made in accordance with Section 5.02(d) of the Agreement.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-2

                        FORM OF CLASS II-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), MUST BE MADE IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $179,200,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $179,200,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N WZ 0
Class                                           :   II-A1
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                   Class II-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A1 Certificate (obtained by dividing the Denomination of this Class II-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                      [REVERSE OF CLASS II-A1 CERTIFICATE]

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Prior to termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate be made in accordance with Section 5.02(d) of the Agreement.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-3

                        FORM OF CLASS II-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), MUST BE MADE IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $75,500,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $75,500,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XA 4
Class                                           :   II-A2
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                   Class II-A2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A2 Certificate (obtained by dividing the Denomination of this Class II-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      A-3-7
         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                      [REVERSE OF CLASS II-A2 CERTIFICATE]

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Prior to termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate be made in accordance with Section 5.02(d) of the Agreement.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-4

                        FORM OF CLASS II-A3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), MUST BE MADE IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $48,120,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $48,120,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XB 2
Class                                           :   II-A3
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                   Class II-A3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A3 Certificate (obtained by dividing the Denomination of this Class II-A3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                      [REVERSE OF CLASS II-A3 CERTIFICATE]

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Prior to termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate be made in accordance with Section 5.02(d) of the Agreement.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-5

                        FORM OF CLASS II-A4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), MUST BE MADE IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $17,667,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $17,667,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XC 0
Class                                           :   II-A4
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                   Class II-A4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A4 Certificate (obtained by dividing the Denomination of this Class II-A4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                      [REVERSE OF CLASS II-A4 CERTIFICATE]

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         Prior to termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate be made in accordance with Section 5.02(d) of the Agreement.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-6

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $53,061,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $53,061,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XD 8
Class                                           :   M-1
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      A-6-7
         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-1 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-7

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $51,587,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $51,587,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XE 6
Class                                           :   M-2
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-2 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-8

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $20,143,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $20,143,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XF 3
Class                                           :   M-3
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-3 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT A-9

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $24,565,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $24,565,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XG 1
Class                                           :   M-4
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-4 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-10

                         FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $22,600,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $22,600,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XH 9
Class                                           :   M-5
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-5 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-11

                         FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $15,230,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $15,230,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XJ 5
Class                                           :   M-6
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-6 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-12

                         FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $19,161,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $19,161,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XK 2
Class                                           :   M-7
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-7

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-7 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-13

                         FORM OF CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $15,230,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $15,230,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XL 0
Class                                           :   M-8
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-8

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-8 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-14

                         FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $12,283,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $12,283,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XM 8
Class                                           :   M-9
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class M-9

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-9 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-15

                         FORM OF CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, AND THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $11,791,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $11,791,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XN 6
Class                                           :   M-10
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                   Class M-10

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-10 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS M-10 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT 16

                         FORM OF CLASS B-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $6,387,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $6,387,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XP 1
Class                                           :   B-1
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class B-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the Denomination of this Class B-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS B-1 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10%of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-17

                         FORM OF CLASS B-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS B-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $9,826,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $9,826,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XQ 9
Class                                           :   B-2
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class B-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the Denomination of this Class B-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS B-2 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10%of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-18

                         FORM OF CLASS B-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $8,843,000.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $8,843,000.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Pass-Through Rate                               :   Variable
CUSIP                                           :   32027N XR 7
Class                                           :   B-3
Assumed Maturity Date                           :   December 2035

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class B-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the Denomination of this Class B-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class B-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS B-3 CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                   EXHIBIT 19

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $20,634,501.24
of this Certificate ("Denomination")
Original Class Certificate                      :   $20,634,501.24
Principal Balance of this Class
Percentage Interest                             :   100%
Pass-Through Rate                               :   Variable
Class                                           :   C

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc., is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                        [REVERSE OF CLASS C CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-20

                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Initial Certificate Principal Balance           :   $100.00
of this Certificate ("Denomination")
Original Class Certificate                      :   $100.00
Principal Balance of this Class
Percentage Interest                             :   100.00%
Class                                           :   P

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                        [REVERSE OF CLASS P CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-21

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Percentage Interest                             :   100.00%
Class                                           :   R

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                        [REVERSE OF CLASS R CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                  EXHIBIT A-22

                         FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1
Cut-off Date                                    :   November 1, 2005
First Distribution Date                         :   December 27, 2005
Percentage Interest                             :   100.00%
Class                                           :   R-X

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4
                                    Class R-X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement") among the Depositor, National City Home Loan Services, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: December ___, 2005

                                         FIRST FRANKLIN MORTGAGE LOAN TRUST
                                         2005-FFH4

                                         By: DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee

                                             By_________________________________


This is one of the Certificates
referenced in the within-mentioned Agreement

By _________________________________
   Authorized Signatory of
   Deutsche Bank National Trust Company,
   as Trustee

                       [REVERSE OF CLASS R-X CERTIFICATE]

                  First Franklin Mortgage Loan Trust 2005-FFH4
                           Asset-Backed Certificates,
                                Series 2005-FFH4

         This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Terminator may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in December 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ________________                    -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
Account number _____________________________________ or, if mailed by check, to
________________________________________________________________________________

Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by _______________________________________
assignee named above, or _______________________________________________________
its agent.

                                    EXHIBIT B

                                    RESERVED

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                       SEE CUSTODIAL AGREEMENT, EXHIBIT 3

                                   EXHIBIT F-1

                 FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

                       SEE CUSTODIAL AGREEMENT, EXHIBIT 1

                                   EXHIBIT F-2

                           FORM OF FINAL TRUST RECEIPT

                       SEE CUSTODIAL AGREEMENT, EXHIBIT 2

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is __________________________ of ________________, successor by merger to _________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did
execute and deliver a promissory note in the principal amount of $____________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates Series 2005-FFH4, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company, Financial Asset Securities Corp. and National City Home Loan Services, Inc. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:      _______________________
         _______________________

STATE OF                         )
                                 )   ss:
COUNTY OF                        )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

_____________________________
_____________________________

My commission expires __________________________.

                                    EXHIBIT I

                        FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the "Undersigned"), pursuant to that Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Financial Asset Securities Corp. (the "Owner"), Deutsche Bank National Trust Company and National City Home Loan Services, Inc. ("National City"), hereby constitutes and appoints National City, by and through National City's officers, the Undersigned's true and lawful Attorney-in-Fact, in the Undersigned's name, place and stead, as their interests may appear, and for the Undersigned's respective benefit, in connection with all Mortgage Loans serviced by National City pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a "Mortgage" or a "Deed of Trust" respectively) and promissory notes secured thereby (each a "Mortgage Note") for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust; b) the preparation and issuance of statements of breach or non-performance; c) the preparation and filing of notices of default and/or notices of sale; d) the cancellation/rescission of notices of default and/or notices of sale; e) the taking of a deed in lieu of foreclosure; and f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to servicers in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by National City to the Owner under the Pooling and Servicing Agreement, or (ii) be construed to grant National City the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

The Owner hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by Saxon of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof. This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2005.

By:_____________________________________
Name:   ________________________________
Title:  ________________________________

Acknowledged and Agreed
National City Home Loan Services, Inc.

By:_____________________________________
Name:
Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

           Re:      First Franklin Mortgage Loan Trust 2005-FFH4,
                    Asset-Backed Certificates Series 2005-FFH4
                    ---------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                           Very truly yours,

                                           [NAME OF TRANSFEREE]

                                           By:
                                               ---------------------------------
                                                     Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

         Re:      First Franklin Mortgage Loan Trust 2005-FFH4,
                  Asset-Backed Certificates Series 2005-FFH4
                  ---------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                           Very truly yours,

                                           [NAME OF TRANSFEREE]

                                           By:
                                               ---------------------------------
                                                     Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ____     Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ____     Savings and Loan. The Buyer (a) is a savings and loan
         association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ____     Broker-Dealer. The Buyer is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934.

         ____     Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


         ____     State or Local Plan. The Buyer is a plan established and
         maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____     ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ____     Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ____     Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                          --------------------------------------
                                          Print Name of Buyer

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          Date:
                                               ---------------------------------

                                                            ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ____     The Buyer owned $_________ in securities (other than the
         excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____     The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                               ---------------------------------
                                               Print Name of Buyer or Adviser

                                               By:
                                               Name:
                                               Title:

                                               IF AN ADVISER:


                                               Print Name of Buyer

                                               Date:

                                    EXHIBIT K

              FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2005-FFH4
                   ASSET-BACKED CERTIFICATES, SERIES 2005-FFH4


STATE OF                 )
                         : ss.:
COUNTY OF                )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement"), among Financial Asset Securities Corp., as depositor (the "Depositor"), National City Home Loan Services, Inc., as servicer (the "Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is ___________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

         12. Check one of the following:

         [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

         (i) the present value of any consideration given to the Transferee to acquire such Certificate;

         (ii) the present value of the expected future distributions on such Certificate; and

         (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

         For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

         (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

         (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

         (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

         [_] None of the above. 13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                         [NAME OF TRANSFEREE]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:


--------------------------------
[Assistant] Secretary

         Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _________ day of _____________ , 20___.

                                             -----------------------------------
                                                         NOTARY PUBLIC

                                             My Commission expires the __ day
                                             of _________, 20__

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

                  Re: First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates Series 2005-FFH4
                           ---------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                          Very truly yours,

                                          TRANSFEROR


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT M

                       FORM OF ERISA REPRESENTATION LETTER

                                                             _____________, 20__

National City Home Loan Services, Inc.      Deutsche Bank National Trust Company
[ADDRESS]                                   1761 East St. Andrew Place
[CITY], [STATE] [ZIP]                       Santa Ana, CA 92705
Attention: _____________________
Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates Series 2005-FFH4
                           ---------------------------------------------

Dear Sirs:

         ________________________ (the "Transferee") intends to acquire from the
_______________________ ( "Transferor") $_________ Initial Certificate Principal Balance First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates Series 2005-FFH4, Class [C][P][R][Dividend Account Certificate] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 2005 among Financial Asset Securities Corp. as depositor (the "Depositor"), National City Home Loan Services, Inc. as Servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

         The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                           Very truly yours,

                                           [Transferee]

                                           By:_____________________________
                                           Name:
                                           Title:

                                   EXHIBIT N-1

      FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

         I, [_____], certify that:

         l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

         4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

         5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: National City Home Loan Services, Inc. and Deutsche Bank National Trust Company

Date: [__], 2005

                                           FINANCIAL ASSET SECURITIES CORP.


                                           By: _________________________________
                                           Name:
                                           Title:

                                   EXHIBIT N-2

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

                Re: First Franklin Mortgage Loan Trust 2005-FFH4 (the "Trust") Mortgage Pass-Through Certificates, Series 2005-FFH4
                      ----------------------------------------------------------

         I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Financial Asset Securities Corp. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

         2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

         3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated November 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, National City Home Loan Services, Inc., as servicer and Deutsche Bank National Trust Company as trustee.

                                         DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Trustee


                                         By:__________________________________
                                         Name:
                                         Title:
                                         Date:

                                   EXHIBIT N-3

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER

               Re: First Franklin Mortgage Loan Trust 2005-FFH4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-FFH4
                     -----------------------------------------------------------

         I, [identify the certifying individual], certify that:

         l. I have reviewed the information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement (the "Servicing Information");

         2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer has been provided as required under the Pooling and Servicing Agreement;

         4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

         5. The Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated November 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, National City Home Loan Services, Inc. as servicer and Deutsche Bank National Trust Company as trustee.


                                      NATIONAL CITY HOME LOAN SERVICES, INC.


                                      By:____________________________
                                      Name:
                                      Title:
                                      Date:

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                                    EXHIBIT P

                         FORM OF COMPLIANCE CERTIFICATE

                  First Franklin Mortgage Loan Trust 2005-FFH4
                   Asset-Backed Certificates, Series 2005-FFH4

         I, _____________________, hereby certify that I am a duly appointed __________________________ of National City Home Loan Services, Inc. (the "Servicer"), and further certify as follows:

         1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of November 1, 2005, (the "Agreement"), among Financial Asset Securities Corp., as depositor, National City Home Loan Services, Inc., as servicer and Deutsche Bank National Trust Company, as trustee.

         2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

         Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

Dated: _____________

                                    EXHIBIT Q

                             FORM OF ADDITION NOTICE

                                     [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92706

         Re: Pooling and Servicing Agreement dated as of November 1, 2005 among Financial Asset Securities Corp., as Depositor, National City Home Loan Services, Inc., as Servicer and Deutsche Bank National Trust Company, as Trustee
                  -------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.08 of the referenced Pooling and Servicing Agreement, Financial Asset Securities Corp. has designated Subsequent Mortgage Loans to be sold to the Trust on __________, 2005, with an aggregate principal balance of $ . Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                            Very truly yours,


                                            FINANCIAL ASSET SECURITIES CORP.

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

Acknowledged and Agreed:
DEUTSCHE BANK NATIONAL TRUST COMPANY as trustee

By:
   --------------------------------------------
Name:
Title:

                                    EXHIBIT R

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated ________, 2005 (the "Instrument"), between Financial Asset Securities Corp. as seller (the "Depositor"), and Deutsche Bank National Trust Company as trustee of the First Franklin Mortgage Loan Trust 2005-FFH4, Asset-Backed Certificates, Series 2005-FFH4, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, National City Home Loan Services, Inc. as servicer and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1. Conveyance of Subsequent Mortgage Loans.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. Representations and Warranties; Conditions Precedent.

         (a) The Depositor hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3. Recordation of Instrument.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 4. Governing Law.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. Counterparts.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. Successors and Assigns.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                        FINANCIAL ASSET SECURITIES CORP.
                                        By:
                                            --------------------------------
                                        Name:
                                        Title:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee for First Franklin Mortgage
                                        Loan Trust 2005-FFH4, Asset-Backed
                                        Certificates, Series 2005-FFH4

                                        By:
                                            --------------------------------
                                        Name:
                                        Title:

Attachments
-----------
A. Additional terms of sale.
B. Schedule of Subsequent Mortgage Loans.

                                    EXHIBIT S

                      FORM OF INTEREST RATE SWAP AGREEMENT

                                    EXHIBIT T

             FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

         This certificate is being delivered pursuant to Section [__] of the Pooling and Servicing Agreement, dated as of [_________], 2006 (the "Agreement"), among [_________], as depositor (the "Depositor"), [_________] as sponsor (in that capacity, the "Sponsor") and as master servicer (in that capacity, the "Master Servicer") and [_________] as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

         I, [identify the certifying individual], on behalf of LaSalle Bank National Association, as trustee (the "Trustee") certify that:

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Agreement; and

         2. Based on my knowledge, the distribution information in these reports and any other information provided by the Trustee for inclusion in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading as of the last day of the period covered by that annual report.


                                               Date:
                                                     -------------------------

                                               [Signature]
                                               Name:
                                               Title:


Schedule I-1

                                    EXHIBIT U

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

KEY:
X - obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                                                                                SECUR-
                                                                                 TIES
                                                                    MASTER      ADMINIS-    CUSTO-    PAYING
REG AB REFERENCE  SERVICING CRITERIA                  SERVICERS    SERVICER     TRATOR      DIAN      AGENT     TRUSTEE   NOTES
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------

----------------- -------------------------------------------------- -------------------------------------------------------------
                  GENERAL SERVICING CONSIDERATIONS
----------------- -------------------------------------------------- -------------------------------------------------------------

----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(1)(i)     Policies   and   procedures   are       X           X           X                               X-1    1 -
                  instituted    to   monitor    any                                                                      ATTEST
                  performance   or  other  triggers                                                                      TO KNOWL-
                  and    events   of   default   in                                                                      EDGE BUT
                  accordance  with the  transaction                                                                      NOT TO
                  agreements.                                                                                            PROCESS
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(1)(ii)    If   any    material    servicing       X           X
                  activities   are   outsourced  to
                  third   parties,   policies   and
                  procedures   are   instituted  to
                  monitor    the   third    party's
                  performance  and compliance  with
                  such servicing activities.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Any     requirements    in    the                                                                      NA
                  transaction     agreements     to
                  maintain a back-up  servicer  for
1122(d)(1)(iii)   the Pool Assets are maintained.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  A  fidelity  bond and  errors and       X           X
                  omissions  policy is in effect on
                  the  party  participating  in the
                  servicing   function   throughout
                  the   reporting   period  in  the
                  amount of  coverage  required  by
                  and otherwise in accordance  with
                  the  terms  of  the   transaction
1122(d)(1)(iv)    agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  CASH COLLECTION AND
                  ADMINISTRATION
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(2)(i)     Payments   on  pool   assets  are       X           X           X                    X
                  deposited  into  the  appropriate
                  custodial   bank   accounts   and
                  related  bank  clearing  accounts
                  no more  than two  business  days
                  following receipt,  or such other
                  number of days  specified  in the
                  transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Disbursements   made   via   wire       X           X           X                    X
                  transfer  on behalf of an obligor
                  or to an  investor  are made only
1122(d)(2)(ii)    by authorized personnel.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Advances  of funds or  guarantees       X           X                                            X
                  regarding    collections,    cash
                  flows or  distributions,  and any
                  interest  or other  fees  charged
                  for  such  advances,   are  made,
                  reviewed    and    approved    as
                  specified   in  the   transaction
1122(d)(2)(iii)   agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  The  related   accounts  for  the       X           X           X                    X
                  transaction,    such    as   cash
                  reserve   accounts   or  accounts
                  established  as a  form  of  over
                  collateralization,            are
                  separately    maintained   (e.g.,
                  with  respect to  commingling  of
                  cash)   as  set   forth   in  the
1122(d)(2)(iv)    transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Each    custodial    account   is       X           X           X                                X
                  maintained    at   a    federally
                  insured  depository   institution
                  as set  forth in the  transaction
                  agreements.  For purposes of this
                  criterion,   "federally   insured
                  depository    institution"   with
                  respect  to a  foreign  financial
                  institution   means   a   foreign
                  financial  institution that meets
                  the    requirements    of    Rule
                  13k-1(b)(1)   of  the  Securities
1122(d)(2)(v)     Exchange Act.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Unissued  checks are  safeguarded       X
                  so  as  to  prevent  unauthorized
1122(d)(2)(vi)   access.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Reconciliations  are  prepared on       X           X           X                    X
                  a    monthly    basis   for   all
                  asset-backed  securities  related
                  bank     accounts,      including
                  custodial  accounts  and  related
                  bank  clearing  accounts.   These
                  reconciliations      are      (A)
                  mathematically    accurate;   (B)
                  prepared  within 30 calendar days
                  after the bank  statement  cutoff
                  date,  or such  other  number  of
                  days     specified     in     the
                  transaction    agreements;    (C)
                  reviewed  and approved by someone
                  other   than   the   person   who
                  prepared the reconciliation;  and
                  (D)  contain   explanations   for
                  reconciling      items.     These
                  reconciling  items  are  resolved
                  within 90 calendar  days of their
                  original identification,  or such
                  other  number  of days  specified
1122(d)(2)(vii)   in the transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  INVESTOR REMITTANCES AND
                  REPORTING
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(3)(i)     Reports to  investors,  including       X           X           X
                  those  to  be   filed   with  the
                  Commission,   are  maintained  in
                  accordance  with the  transaction
                  agreements     and     applicable
                  Commission requirements.
                  Specifically, such reports (A) are
                  prepared in accordance with
                  timeframes and other terms set
                  forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the
                  terms specified in the transaction
                  agreements; (C) are filed with the
                  Commission as required by its rules
                  and regulations; and (D) agree with
                  investors' or the trustee's records
                  as to the total unpaid principal
                  balance and number of Pool Assets
                  serviced by the Servicer.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Amounts  due  to  investors   are       X           X           X                    X
                  allocated    and    remitted   in
                  accordance    with    timeframes,
                  distribution  priority  and other
                  terms    set    forth    in   the
1122(d)(3)(ii)    transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Disbursements    made    to    an       X           X           X                    X
                  investor  are  posted  within two
                  business  days to the  Servicer's
                  investor  records,  or such other
                  number of days  specified  in the
1122(d)(3)(iii)   transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Amounts   remitted  to  investors       X           X           X                    X
                  per the  investor  reports  agree
                  with cancelled  checks,  or other
                  form  of  payment,  or  custodial
1122(d)(3)(iv)    bank statements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  POOL ASSET ADMINISTRATION
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(i)     Collateral  or  security  on pool       X                                  X
                  assets is  maintained as required
                  by the transaction  agreements or
                  related pool asset documents.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(ii)    Pool     assets    and    related       X                                  X
                  documents  are   safeguarded   as
                  required   by   the   transaction
                  agreements
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(iii)   Any   additions,    removals   or       X           X
                  substitutions  to the asset  pool
                  are made,  reviewed  and approved
                  in     accordance     with    any
                  conditions  or   requirements  in
                  the transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(iv)    Payments    on    pool    assets,       X
                  including  any  payoffs,  made in
                  accordance  with the related pool
                  asset  documents  are  posted  to
                  the  Servicer's  obligor  records
                  maintained   no  more   than  two
                  business days after  receipt,  or
                  such   other   number   of   days
                  specified   in  the   transaction
                  agreements,   and   allocated  to
                  principal,   interest   or  other
                  items    (e.g.,     escrow)    in
                  accordance  with the related pool
                  asset documents.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  The Servicer's records regarding X
                  the pool assets agree with the
                  Servicer's records with respect to
                  an obligor's unpaid principal
1122(d)(4)(v)     balance.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Changes   with   respect  to  the       X
                  terms or status  of an  obligor's
                  pool    assets    (e.g.,     loan
                  modifications  or re-agings)  are
                  made,  reviewed  and  approved by
                  authorized      personnel      in
                  accordance  with the  transaction
                  agreements   and   related   pool
1122(d)(4)(vi)    asset documents.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Loss   mitigation   or   recovery       X
                  actions    (e.g.,     forbearance
                  plans,  modifications  and  deeds
                  in    lieu    of     foreclosure,
                  foreclosures  and  repossessions,
                  as  applicable)   are  initiated,
                  conducted    and   concluded   in
                  accordance  with  the  timeframes
                  or       other       requirements
                  established  by  the  transaction
1122(d)(4)(vii)   agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Records  documenting   collection       X
                  efforts  are  maintained   during
                  the   period  a  pool   asset  is
                  delinquent  in  accordance   with
                  the transaction agreements.  Such
                  records  are   maintained  on  at
                  least a  monthly  basis,  or such
                  other  period  specified  in  the
                  transaction    agreements,    and
                  describe the entity's  activities
                  in  monitoring   delinquent  pool
                  assets  including,  for  example,
                  phone calls,  letters and payment
                  rescheduling   plans   in   cases
                  where   delinquency   is   deemed
                  temporary   (e.g.,   illness   or
1122(d)(4)(viii)  unemployment).
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(ix)    Adjustments to interest rates or X
                  rates of return for pool assets
                  with variable rates are computed
                  based on the related pool asset
                  documents.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
1122(d)(4)(x)     Regarding   any  funds   held  in       X
                  trust  for an  obligor  (such  as
                  escrow accounts):  (A) such funds
                  are analyzed,  in accordance with
                  the    obligor's    pool    asset
                  documents,  on at least an annual
                  basis,   or  such  other   period
                  specified   in  the   transaction
                  agreements;  (B) interest on such
                  funds is paid,  or  credited,  to
                  obligors   in   accordance   with
                  applicable  pool asset  documents
                  and  state  laws;  and  (C)  such
                  funds   are   returned   to   the
                  obligor  within 30 calendar  days
                  of full  repayment of the related
                  pool   assets,   or  such   other
                  number of days  specified  in the
                  transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Payments  made  on  behalf  of an       X
                  obligor    (such    as   tax   or
                  insurance  payments)  are made on
                  or before the related  penalty or
                  expiration  dates,  as  indicated
                  on  the   appropriate   bills  or
                  notices   for   such    payments,
                  provided  that such  support  has
                  been  received by the servicer at
                  least 30  calendar  days prior to
                  these   dates,   or  such   other
                  number of days  specified  in the
1122(d)(4)(xi)    transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Any late payment penalties in X
                  connection with any payment to be
                  made on behalf of an obligor are
                  paid from the Servicer's funds and
                  not charged to the obligor, unless
                  the late payment was due to the
1122(d)(4)(xii)   obligor's error or omission.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Disbursements made on behalf of X
                  an obligor are posted within two
                  business days to the obligor's
                  records maintained by the servicer,
                  or such other number of days
                  specified in the transaction
1122(d)(4)(xiii)  agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Delinquencies,   charge-offs  and       X           X           X
                  uncollectible     accounts    are
                  recognized    and   recorded   in
                  accordance  with the  transaction
1122(d)(4)(xiv)   agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------
                  Any   external   enhancement   or                               X                                X
                  other   support,   identified  in
                  Item  1114(a)(1)  through  (3) or
                  Item  1115 of  Regulation  AB, is
                  maintained  as set  forth  in the
1122(d)(4)(xv)    transaction agreements.
----------------- ---------------------------------- ------------ ----------- -----------  --------- --------- --------- ---------

                                    EXHIBIT V

                        FORM 10-D, FORM 8-K AND FORM 10-K
                            REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18(a)(iv). An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: a) items marked "6.07 statement" are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                                                 MAASTER     SECYRUTUES
FORM  ITEM  DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE     DEPOSITOR        SPONSOR
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
10-D  Must be filed within 15 days of the distribution date for the asset-backed securities.
----- ------------------------------------------------------------------------- -------------- ----------- ---------------- --------
      1     DISTRIBUTION AND
            POOL PERFORMANCE
            INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM     1121(A)    -
            DISTRIBUTION      AND
            POOL      PERFORMANCE
            INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (1)  Any   applicable                            X
            record         dates,
            accrual        dates,                            (6.07 STATEMENT)
            determination   dates
            for       calculating
            distributions     and
            actual   distribution
            dates     for     the
            distribution period.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (2) Cash flows                                   X
            received and the
            sources thereof for                              (6.07
            distributions, fees                              STATEMENT)
            and expenses.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (3)        Calculated                            X
            amounts           and
            distribution  of  the                            (6.07 STATEMENT)
            flow  of  funds   for
            the  period  itemized
            by type and  priority
            of           payment,
            including:
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                     (i)  Fees or                            X
            expenses  accrued and
            paid,     with     an                            (6.07 STATEMENT)
            identification     of
            the  general  purpose
            of such  fees and the
            party  receiving such
            fees or expenses.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                     (ii)                                    X
            Payments  accrued  or
            paid with  respect to                            (6.07 STATEMENT)
            enhancement  or other
            support    identified
            in   Item   1114   of
            Regulation  AB  (such
            as          insurance
            premiums   or   other
            enhancement
            maintenance    fees),
            with               an
            identification     of
            the  general  purpose
            of such  payments and
            the  party  receiving
            such payments.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                     (iii)                                   X
            Principal,   interest
            and             other                            (6.07 STATEMENT)
            distributions
            accrued  and  paid on
            the      asset-backed
            securities   by  type
            and   by   class   or
            series     and    any
            principal          or
            interest   shortfalls
            or carryovers.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                     (iv)     The                            X
            amount    of   excess
            cash  flow or  excess                            (6.07 STATEMENT)
            spread     and    the
            disposition        of
            excess cash flow.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (4) Beginning and                                X
            ending principal
            balances of the                                 (6.07 STATEMENT)
            asset-backed
            securities.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (5)  Interest   rates                            X
            applicable   to   the
            pool  assets  and the                            (6.07 STATEMENT)
            asset-backed
            securities,        as
            applicable.  Consider
            providing    interest
            rate  information for
            pool     assets    in
            appropriate
            distributional
            groups             or
            incremental ranges.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (6)   Beginning   and                            X
            ending   balances  of
            transaction                                      (6.07 STATEMENT)
            accounts,   such   as
            reserve     accounts,
            and material  account
            activity  during  the
            period.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (7)    Any    amounts                            X
            drawn  on any  credit
            enhancement  or other                            (6.07 STATEMENT)
            support    identified
            in   Item   1114   of
            Regulation   AB,   as
            applicable,  and  the
            amount  of   coverage
            remaining  under  any
            such enhancement,  if
            known and applicable.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (8)     Number    and                            X                                             Updated pool
            amount     of    pool                                                                          composition
            assets     at     the                            (6.07 STATEMENT)                              information
            beginning  and ending                                                                          fields to be
            of each  period,  and                                                                          as specified
            updated          pool                                                                          by Depositor
            composition                                                                                    from time to
            information,  such as                                                                          time
            weighted      average
            coupon,      weighted
            average         life,
            weighted      average
            remaining  term, pool
            factors           and
            prepayment amounts.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (9) Delinquency and                              X
            loss information for
            the period.                                      (6.07 STATEMENT)
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            In          addition,                X
            describe          any
            material  changes  to
            the       information
            specified   in   Item
            1100(b)(5)         of
            Regulation         AB
            regarding   the  pool
            assets. (methodology)
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (10)  Information  on                            X
            the   amount,   terms
            and  general  purpose                            (6.07 STATEMENT)
            of any advances  made
            or reimbursed  during
            the           period,
            including         the
            general  use of funds
            advanced    and   the
            general   source   of
            funds             for
            reimbursements.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (11)   Any   material                            X
            modifications,
            extensions         or                            (6.07 STATEMENT)
            waivers    to    pool
            asset  terms,   fees,
            penalties          or
            payments  during  the
            distribution   period
            or     that      have
            cumulatively   become
            material over time.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (12)         Material  X             X           X*                                            X
            breaches    of   pool
            asset                                            (if agreed upon
            representations    or                            by the parties)
            warranties         or
            transaction
            covenants.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (13)  Information  on                            X
            ratio,   coverage  or
            other  tests used for                            (6.07 STATEMENT)
            determining       any
            early   amortization,
            liquidation  or other
            performance   trigger
            and    whether    the
            trigger was met.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            (14) Information                                                                                X
            regarding any new
            issuance of
            asset-backed securities
            backed by the same
            asset pool,
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  [information                   X                                             [X]
                  regarding]  any
                  pool      asset
                  changes  (other
                  than         in
                  connection
                  with   a   pool
                  asset
                  converting
                  into   cash  in
                  accordance
                  with        its
                  terms),    such
                  as    additions
                  or  removals in
                  connection
                  with          a
                  prefunding   or
                  revolving
                  period      and
                  pool      asset
                  substitutions
                  and
                  repurchases
                  (and   purchase
                  rates,       if
                  applicable),
                  and cash  flows
                  available   for
                  future
                  purchases,
                  such   as   the
                  balances     of
                  any  prefunding
                  or    revolving
                  accounts,    if
                  applicable.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Disclose    any                X
                  material
                  changes  in the
                  solicitation,
                  credit-granting,
                  underwriting,
                  origination,
                  acquisition  or
                  pool  selection
                  criteria     or
                  procedures,  as
                  applicable,
                  used         to
                  originate,
                  acquire      or
                  select  the new
                  pool assets.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM     1121(B)    -                                                                          X
            PRE-FUNDING        OR
            REVOLVING      PERIOD
            INFORMATION

            Updated          pool
            information        as
            required  under  Item
            1121(b).
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      2     LEGAL PROCEEDINGS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Item 1117 - Legal
            proceedings pending
            against the following
            entities, or their
            respective property,
            that is material to
            Certificateholders,
            including proceedings
            known to be
            contemplated by
            governmental
            authorities:
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Sponsor (Seller)                                                                                                X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Depositor                                                                                      X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Trustee                                          X

                                                             (6.07 STATEMENT)
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Issuing entity                                                                                 X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Master      Servicer,  X             X
            affiliated  Servicer,
            other        Servicer
            servicing    20%   or
            more of  pool  assets
            at  time  of  report,
            other        material
            servicers
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Certificate                                      X
            Administrator
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Originator  of 20% or                X                                                         [X]
            more of  pool  assets
            as  of  the   Cut-off
            Date
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Custodian                                                           X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      3     SALES  OF  SECURITIES
            AND USE OF PROCEEDS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            INFORMATION      FROM                                                                          X
            ITEM  2(A) OF PART II
            OF FORM 10-Q:

            With respect to any
            sale of securities by
            the sponsor, depositor
            or issuing entity,
            that are backed by the
            same asset pool or are
            otherwise issued by
            the issuing entity,
            whether or not
            registered, provide
            the sales and use of
            proceeds information
            in Item 701 of
            Regulation S-K.
            Pricing information
            can be omitted if
            securities were not
            registered.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      4     DEFAULTS  UPON SENIOR
            SECURITIES
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            INFORMATION      FROM                            X                                 X
            ITEM 3 OF  PART II OF
            FORM 10-Q:

            Report the occurrence
            of any Event of
            Default (after
            expiration of any
            grace period and
            provision of any
            required notice)
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      5     SUBMISSION OF
            MATTERS TO A VOTE OF
            SECURITY HOLDERS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            INFORMATION FROM                                 X                                 X
            ITEM 4 OF PART II OF
            FORM 10-Q
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6     SIGNIFICANT  OBLIGORS
            OF POOL ASSETS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM     1112(B)    -                X
            SIGNIFICANT   OBLIGOR
            FINANCIAL
            INFORMATION*
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            *This     information
            need      only     be
            reported  on the Form
            10-D      for     the
            distribution   period
            in   which    updated
            information        is
            required  pursuant to
            the Item.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      7     SIGNIFICANT
            ENHANCEMENT PROVIDER
            INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM  1114(B)(2) -
            CREDIT  ENHANCEMENT
            PROVIDER  FINANCIAL
            INFORMATION*
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Determining                    X           X
                  applicable
                  disclosure
                  threshold
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Requesting                     X
                  required
                  financial
                  information  or
                  effecting
                  incorporation
                  by reference
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM 1115(B) -
            DERIVATIVE
            COUNTERPARTY
            FINANCIAL
            INFORMATION*
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Determining                                                                              X
                  current
                  maximum
                  probable
                  exposure
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Determining                                X
                  current
                  significance
                  percentage
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                  Requesting                                 X
                  required
                  financial
                  information  or
                  effecting
                  incorporation
                  by reference
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            *This     information
            need      only     be
            reported  on the Form
            10-D      for     the
            distribution   period
            in   which    updated
            information        is
            required  pursuant to
            the Items.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      8     OTHER INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            DISCLOSE ANY           The Responsible Party for the applicable Form 8-K item as indicated below.
            INFORMATION REQUIRED
            TO BE REPORTED ON FORM
            8-K DURING THE PERIOD
            COVERED BY THE FORM
            10-D BUT NOT REPORTED
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      9     EXHIBITS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Distribution report                              X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            EXHIBITS  REQUIRED BY                                                                          X
            ITEM      601      OF
            REGULATION  S-K, SUCH
            AS           MATERIAL
            AGREEMENTS
----- ------------------------------------------------------------------------- -------------- ----------- ---------------- --------
8-K   Must be filed within four business days of an event reportable on
      Form 8-K.
----- ------------------------------------------------------------------------- -------------- ----------- ---------------- --------
      1.01  ENTRY      INTO     A
            MATERIAL   DEFINITIVE
            AGREEMENT
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclosure         is  X             X           X (if Master                      X (if       X (if Master     X (if
            required    regarding                            Servicer is not                   Master      Servicer is      Master
            entry     into     or                            a party)                          Servicer    not a party)     Servicer
            amendment    of   any                                                              is not a                     is not a
            definitive  agreement                                                              party)                       party)
            that is  material  to
            the   securitization,
            even if  depositor is
            not a party.

            Examples:   servicing
            agreement, custodial
            agreement.

            Note:  disclosure not
            required     as    to
            definitive
            agreements  that  are
            fully   disclosed  in
            the prospectus
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      1.02  TERMINATION    OF   A  X             X           X (if Master                      X (if       X (if Master     X (if
            MATERIAL   DEFINITIVE                            Servicer is not                   Master      Servicer is      Master
            AGREEMENT                                        a party)                          Servicer    not a party)     Servicer
                                                                                               is not a                     is not a
                                                                                               party)                       party)
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclosure is required
            regarding termination
            of any definitive
            agreement that is
            material to the
            securitization (other
            than expiration in
            accordance with its
            terms), even if
            depositor is not a
            party.

            Examples:   servicing
            agreement, custodial
            agreement.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      1.03  BANKRUPTCY         OR
            RECEIVERSHIP
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclosure         is  X             X           X (if Master       X              X (if       X (if Master     X (if
            required    regarding                            Servicer is not                   Master      Servicer is      Master
            the   bankruptcy   or                            a party)                          Servicer    not a party)     Servicer
            receivership,      if                                                              is not a                     is not a
            known  to the  Master                                                              party)                       party)
            Servicer,        with
            respect   to  any  of
            the following:

            Sponsor (Seller),
            Depositor, Master
            Servicer, affiliated
            Servicer, other
            Servicer servicing
            20% or more of pool
            assets at time of
            report, other
            material servicers,
            Certificate
            Administrator,
            Trustee, significant
            obligor, credit
            enhancer (10% or
            more), derivatives
            counterparty,
            Custodian
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      2.04  TRIGGERING EVENTS
            THAT ACCELERATE OR
            INCREASE A DIRECT
            FINANCIAL OBLIGATION
            OR AN OBLIGATION
            UNDER AN OFF-BALANCE
            SHEET ARRANGEMENT
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Includes   an   early                X
            amortization,
            performance   trigger
            or    other    event,
            including   event  of
            default,  that  would
            materially  alter the
            payment
            priority/distribution
            of               cash
            flows/amortization
            schedule.

            Disclosure   will  be
            made of events  other
            than        waterfall
            triggers   which  are
            disclosed    in   the
            6.07 statement
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      3.03  MATERIAL
            MODIFICATION TO
            RIGHTS OF SECURITY
            HOLDERS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclosure is                        X           X                                 X
            required of any
            material
            modification to
            documents defining
            the rights of
            Certificateholders,
            including the
            Pooling and
            Servicing Agreement
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      5.03  AMENDMENTS TO
            ARTICLES OF
            INCORPORATION OR
            BYLAWS; CHANGE IN
            FISCAL YEAR
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclosure is                                                                                  X
            required of any
            amendment "to the
            governing documents
            of the issuing
            entity"
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      5.06  CHANGE    IN    SHELL
            COMPANY STATUS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            [Not   applicable  to                                                                          X
            ABS issuers]
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6.01  ABS INFORMATIONAL
            AND COMPUTATIONAL
            MATERIAL
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            [Not included in                                                                               X
            reports to be filed
            under Section 3.18]
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6.02  CHANGE  OF   SERVICER
            OR TRUSTEE
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Requires   disclosure  X             X           X                                 X
            of    any    removal,
            replacement,
            substitution       or
            addition    of    any
            master      servicer,
            affiliated  servicer,
            other        servicer
            servicing    10%   or
            more of  pool  assets
            at  time  of  report,
            other        material
            servicers,
            certificate
            administrator      or
            trustee.    Reg    AB
            disclosure  about any
            new    servicer    or
            trustee    is    also
            required.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6.03  CHANGE IN CREDIT
            ENHANCEMENT OR OTHER
            EXTERNAL SUPPORT
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Covers    termination                            X                                             X
            of  any   enhancement
            in manner  other than
            by  its  terms,   the
            addition     of    an
            enhancement,   or   a
            material   change  in
            the       enhancement
            provided.     Applies
            to  external   credit
            enhancements  as well
            as  derivatives.  Reg
            AB  disclosure  about
            any  new  enhancement
            provider    is   also
            required.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6.04  FAILURE   TO  MAKE  A                            X                                 X
            REQUIRED DISTRIBUTION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      6.05  SECURITIES        ACT
            UPDATING DISCLOSURE
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            If any material  pool                                                                          X
            characteristic
            differs   by   5%  or
            more  at the  time of
            issuance    of    the
            securities  from  the
            description   in  the
            final     prospectus,
            provide  updated  Reg
            AB  disclosure  about
            the   actual    asset
            pool.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            If there  are any new                                                                          X
            servicers          or
            originators  required
            to    be    disclosed
            under  Regulation  AB
            as a  result  of  the
            foregoing,    provide
            the       information
            called  for in  Items
            1108     and     1110
            respectively.
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      7.01  REGULATION         FD                                                                          X
            DISCLOSURE
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
      8.01  OTHER EVENTS
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Any    event,    with                                                                          X
            respect    to   which
            information   is  not
            otherwise  called for
            in  Form  8-K,   that
            the registrant  deems
            of    importance   to
            security holders.
----- ----- ---------------------- -------------------------------------------------------------------------------------------------
      9.01  FINANCIAL STATEMENTS   The Responsible Party applicable to reportable event.
            AND EXHIBITS
----- ------------------------------------------------------------------------- -------------- ----------- ---------------- --------
10-K  Must be filed within 90 days of the fiscal year end for the registrant.
----- ------------------------------------------------------------------------- -------------- ----------- ---------------- --------
      9B    OTHER INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Disclose any           The Responsible Party for the applicable Form 80K as indicated above.
            information  required
            to  be   reported  on
            Form 8-K  during  the
            fourth        quarter
            covered  by the  Form
            10-K but not reported
----- ----- ---------------------- -------------------------------------------------------------------------------------------------
      15    EXHIBITS          AND
            FINANCIAL   STATEMENT
            SCHEDULES
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM     1112(B)    -                X
            SIGNIFICANT   OBLIGOR
            FINANCIAL INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM   1114(B)(2)   -
            CREDIT    ENHANCEMENT
            PROVIDER    FINANCIAL
            INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                 Determining                                 X
                 applicable
                 disclosure
                 threshold
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                 Requesting                                  X
                 required
                 financial
                 information or
                 effecting
                 incorporation
                 by reference
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM 1115(B) -
            DERIVATIVE
            COUNTERPARTY
            FINANCIAL INFORMATION
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                 Determining                                                                               X
                 current  maximum
                 probable
                 exposure
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                 Determining                                 X
                 current
                 significance
                 percentage
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
                 Requesting                                  X
                 required
                 financial
                 information   or
                 effecting
                 incorporation
                 by reference
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Item 1117 - Legal
            proceedings pending
            against the following
            entities, or their
            respective property,
            that is material to
            Certificateholders,
            including proceedings
            known to be
            contemplated by
            governmental
            authorities:
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Sponsor (Seller)                                                                                                X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Depositor                                                                                      X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Trustee                                                                            X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Issuing entity                                                                                 X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Master      Servicer,  X             X
            affiliated  Servicer,
            other        Servicer
            servicing    20%   or
            more of  pool  assets
            at  time  of  report,
            other        material
            servicers
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Certificate                                      X
            Administrator
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Originator  of 20% or                                                                          X
            more of  pool  assets
            as  of  the   Cut-off
            Date
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Custodian                                                           X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Item      1119      -
            Affiliations      and
            relationships
            between           the
            following   entities,
            or  their  respective
            affiliates,  that are
            material           to
            Certificateholders:
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Sponsor (Seller)                                                                                                X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Depositor                                                                                      X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Trustee                                                                            X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Master      Servicer,  X             X
            affiliated  Servicer,
            other        Servicer
            servicing    20%   or
            more of  pool  assets
            at  time  of  report,
            other        material
            servicers
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Certificate                                      X
            Administrator
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Originator                           X                                                         [X]
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Custodian                                                           X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Credit                               X                                                         X
            Enhancer/Support
            Provider
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            Significant Obligor                  X
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM      1122      -  X             X           X                  X              X
            ASSESSMENT         OF
            COMPLIANCE       WITH
            SERVICING CRITERIA
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------
            ITEM 1123 -  SERVICER  X             X
            COMPLIANCE STATEMENT
----- ----- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- --------

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                            (Available Upon Request)